UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 28, 2015

CHINA TELETECH HOLDING, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	333-130937	59-3565377
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Corporation Service Company 1201 Hays Street Tallahassee, FL
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code (850) 521-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

See Item 2.01, below, regarding the discussion of a Share Exchange Agreement dated as of January 28, 2015 (the “Share Exchange Agreement”), which was entered into by and among China Teletech Holding Inc., a Florida corporation (“China Teletech” or the “Company”), Shenzhen Jinke Energy Development Co., Ltd., a company organized under the laws of the People’s Republic of China (“Jinke”), and Guangyuan Liu, the holder of 97% of the equity interest of Jinke (the “Jinke Shareholder”), pursuant to which China Teletech acquired 51% of the issued and outstanding equity securities of Jinke (the “Share Exchange”). In connection with the Share Exchange, the cooperation agreement dated June 30, 2014 into which Jinke and the Company previously entered was terminated and superseded in its entirety by the Share Exchange Agreement.

Reference is made to Item 2.01 for a description of the Share Exchange Agreement and the transactions contemplated thereunder. The descriptions of the Share Exchange Agreement are qualified in their entirety by reference to the complete text of the Share Exchange Agreement, which are attached hereto as Exhibit 2.1, and are incorporated by reference herein. You are urged to read the entire Share Exchange Agreement and the other exhibits attached hereto.

The preceding summaries of the Share Exchange Agreement are qualified in their entirety by reference to the complete text of the Share Exchange Agreement, which is attached hereto as Exhibit 2.1 and incorporated by reference herein. You are urged to read the entire Share Exchange Agreement attached hereto.

Item 2.01	Completion of Acquisition or Disposition of Assets.

OVERVIEW

As used in this report, unless otherwise indicated, the terms “we” and the “Company” refer to China Teletech Holding Inc., a Florida corporation, its wholly-owned subsidiary Global Telecom Holdings Limited (“Global Telecom”) and 51%-owned subsidiary Jinke.

HISTORY

We were incorporated as Avalon Development Enterprises, Inc. on March 29, 1999, under the laws of the State of Florida.  From inception until January 2007, we engaged in the business of acquiring commercial property and expanding into building cleaning, maintenance services, and equipment leasing as supporting ancillary services and sources of revenue.  On January 10, 2007, the Company, Global Telecom Holdings, Ltd., a British Virgin Islands company ("GTHL"), and the shareholders of GTHL, entered into a share exchange agreement, pursuant to which the Company issued 39,817,500 shares of its restricted common stock to the shareholders of GTHL in exchange for all of the issued and outstanding capital stock of GTHL.  Following the transaction on March 27, 2007, GTHL became our wholly-owned subsidiary and we changed our name to Guangzhou Global Telecom Holdings, Inc. and succeeded to the business of GTHL.

In 2007, we established four subsidiaries; namely, Zhengzhou Global Telecom Equipment Limited ("ZGTE"), Macau Global Telecom Company Limited ("MGT"), Huantong Telecom Hongkong Holding Limited ("HTHKH"), and Huantong Telecom Singapore Company PTE Limited ("HTS") with capital of RMB 500,000, Macau Dollar 300,000, Hong Kong Dollar 100 and Singapore Dollar 200,000, respectively. Simultaneously, we established a subsidiary; namely, Guangzhou Huantong Telecom Technology and Consultant Services, Ltd ("GHTTCS") with capital of RMB 8,155,730. Pursuant to a Stock Purchase Agreement dated April 9, 2008 and July 29, 2008, respectively, the Company acquired 50% of the issued and outstanding shares in the capital of Beijing Lihe Jiahua Technology and Trading Company Ltd ("BLJ") and 51% of the issued and outstanding shares in Guangzhou Renwoxing Telecom Co., Ltd. ("GRT"), a limited liability company incorporated in China. Pursuant to the terms of the Stock Purchase Agreements, the Shareholders agreed to sell and transfer the proportion of the shares to the Company for a purchase consideration of US$300,000 and US$291,833 respectively.

In 2009 and 2010, the Company disposed of its subsidiaries CHTTCS, ZGTE, MGT and BLJ due to their loss in operations. HTHKH and HTS were not able to commence operations since its inception, so the Company deregistered them in 2010.

On January 28, 2015, China Teletech closed the Share Exchange, described below, pursuant to which Jinke became a 51% owned subsidiary.

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CORPORATE STRUCTURE

The corporate structure of the Company subsequent to the consummation of the Share Exchange is illustrated as follows:

The address of our principal executive offices and corporate offices is c/o Corporation Service Company 1201 Hays Street, Tallahassee, FL. Our telephone number is (850) 521-1000.

PRINCIPAL TERMS OF THE SHARE EXCHANGE

On January 28, 2015, the Company, Jinke and the Jinke Shareholder entered into a Share Exchange Agreement pursuant to which the Company agreed to issue an aggregate of 20,000,000 shares of its common stock, $0.001 par value per share (the “Common Stock”) to the Jinke Shareholder in exchange for 51% of the issued and outstanding securities of Jinke. Of the 20,000,000 shares to be issued by the Company, 16,000,000 were issued and delivered prior to closing and 4,000,000 were issued and delivered at closing. The Share Exchange closed on January 28, 2015. As promptly as practicable after closing, Jinke and the Jinke Shareholder agreed to obtain confirmation from the relevant PRC governmental authorities of the change in registration of ownership of Jinke to reflect the transfer of the 51% equity interest to the Company.

In connection with the Share Exchange, the cooperation agreement dated June 30, 2014 into which Jinke and the Company previously entered, and which was first disclosed on the Company’s current report on Form 8-K filed August 8, 2014, was terminated and superseded in its entirety by the Share Exchange Agreement.

The transactions contemplated by the Share Exchange were intended to be a “tax-free” reorganization pursuant to the provisions of Sections 351 and/or 368(a) of the Internal Revenue Code of 1986, as amended.

In connection with the Share Exchange, Mr. Guangyuan Liu was appointed a director of the Company, and Ms. Yankuan Li was appointed a director of Jinke.

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BUSINESS

Prior to our acquisition with Jinke, we were a distributor of pre-paid calling card and integrated mobile phone handsets and a provider of mobile handset value-added services.   Through Jinke, we are now primarily a manufacturer of lithium-ion polymer batteries.

Established in 2006, Jinke develops and manufactures lithium-ion polymer batteries with approximately different models and specifications for a range of products. Our manufacturing facility is located in Guangdong, China, and our products are sold and distributed both domestically and internationally; approximately 48% of revenue is derived from our international sales network, with customers in North America, South Asia, the Middle East, Europe and Central America.

Industry

Rapid advancements in electronic technology in recent years have expanded the number and sophistication of battery-powered devices, which in turn have come to require increasingly higher levels of energy. This has stimulated consumer demand for higher-energy batteries capable of delivering longer period of service between recharges or battery replacement.

High energy density and long achievable cycle life are important characteristics of rechargeable battery technologies. Energy density refers to the total electrical energy per unit volume stored in a battery. High energy density batteries generally are longer lasting power sources providing longer operating time and necessitating fewer battery recharges. Greater energy density will permit the use of batteries of a given weight or volume for a longer time period. Long cycle life is a preferred feature of a rechargeable battery because it allows the user to charge and recharge many times before noticing a difference in performance. Long achievable cycle life, particularly in combination with high energy density, is desirable for applications requiring frequent battery recharges.

We believe that China has become one of the biggest producers of lithium batteries. Production plants of lithium batteries in China cluster in such provinces as Guangdong, Jiangsu, Zhejiang and Tianjin. We believe that the global lithium market underwent more significant development in 2013 than in 2012, and as such the demand for lithium batteries has increased. Additionally, China will be developing the alternative-energy automobile market as an emerging market of strategic importance, and thus we believe that lithium battery-powered automobiles will provide a bigger growth opportunity for lithium battery producers. At the same time, in markets such as electric bicycles, aerospace, and defense and military fields, lithium batteries have wide applications and thus the development of such markets may translate into good prospects for lithium battery producers.

Products

Lithium-ion batteries

Our primary source of revenue is our lithium-ion batteries, which we design and manufacture on an OEM-basis for our customers. In contrast to non-rechargeable batteries, such as those comprised of nickel cadmium or nickel-metal hydride, our lithium-ion rechargeable batteries have a higher energy density, a longer lifespan and can be recharged and reused up to 500 times. Additionally, unlike other rechargeable batteries, lithium batteries have no memory effect, meaning they can be recharged without being completely discharged, making charging quicker and more convenient, and giving lithium batteries a longer battery life than other rechargeable options. Although more expensive to manufacture than other battery options, lithium batteries are recyclable: oxidized lithium is non-toxic and can be safely extracted for use in new lithium batteries.

We generally categorize the lithium-ion batteries we produce as follows:

●	“small”-size batteries primarily used in digital consumer electronics products such as notebook PCs, cameras, portable media players, navigational tools and medical instruments.

●	“large”-size batteries, or high power polymer batteries, primarily used in remote-control vehicles, electrical tools and emergency power supplies.

●	“Paper” or “micro” batteries primarily used in portable devices such as smart cards, wireless devices and packaging solutions.

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After sales services

We offer comprehensive after-sales services to our customers to maintain their satisfaction with our products. Our professional service technicians provide 24-hour customer service relating to product quality insurance, distribution logistics, financing, and R&D improvements.

Strategy:

We intend to focus on enhancing the performance of our existing products and diversify our product line to achieve growth and capture market share. We also intend to implement a growth strategy through strategic acquisitions. Our goals are:

●	Improving existing battery products;

●	Developing and commercializing cutting edge battery products to replace older technologies;

●	Acquiring more high-tech equipment, so as to target customers seeking cutting-edge technologies that have the potential to generate higher profit margins.

●	Vertically integrating our business with the manufacture of products that utilize our battery solutions; and

●	Achieving cost efficiencies and economies of scale.

We are continually developing new battery products to expand our market reach. Products in development include series connection batteries, parallel connection batteries, batteries for medical devices, high voltage batteries with voltages of 3.85v-4.35v, which higher voltages can turn on machines more quickly. Our manufacturing capability has matured, is ISO 9001 certified.

Paper batteries

Paper batteries are composed of carbon nanotubes that flank a sheet of cellulose-based spacer. They are flexible, ultra-thin and, unlike conventional chemical batteries that contain corrosive materials, relatively environmentally friendly. Due to their light and thin construction, paper batteries can be used in portable devices such as smart cards, wireless devices and packaging solutions. Paper batteries are able to utilize electrolytes in the blood and therefore are ideal for use in disposable medical devices such as transdermal pharmaceutical and cosmetic patches as well as implantable medical devices like pacemakers.

Jinke primarily manufactures its paper batteries for use in smartcards, but these batteries have the potential to be used in a range of thin digital devices. Current challenges to the development of paper battery segment are high production costs of the carbon nanotubes and the low shear strength of the paper component, which limits the battery’s durability.

Raw Materials

The primary raw materials used in our products are Lithium cobaltate, graphite, aluminium plastic film, electrolytes, and separators.

During the fiscal year 2014, Jinke’s top five principal suppliers are all based in China, and includes, Hunan Bingbing New Material Ltd., Shenzheng Sinuo Development Ltd., Xinxiang Zhongke Technology Ltd., Rishang Youse Trade (Shanghai) Ltd., Huizhou Tianjiaolilai Development Ltd.

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We depend on a limited number of suppliers for certain key raw materials and components used in manufacturing and developing our power systems. We have undertaken efforts to diversify our supplier base for certain key raw materials and components. We plan to continue to diversify our supplier base for certain materials and components in the future, as appropriate. We generally purchase raw materials pursuant to purchase orders placed from time to time.

Manufacturing

Our manufacturing operations are conducted in the Junxin Industrial Zone, Shenzhen, Guangdong, China. We have a total of 6 production lines in an approximately 11,531 sq. meter facility. We provide OEM manufacturing, design and labeling services.

Our design and manufacture of lithium polymer battery is ISO 9001 certified. We have received several accreditations, including The International Organization for Standardization (ISO) 9001: 2008, Certificate of Conformity by Guangzhou Testing and Inspection Institute for Household Electrical Appliances, PONY Testing International Group, and Underwriters Laboratories Inc. (UL), attesting to our quality design, manufacture, manufacturing safety, controls, procedures and environmental performance.

Major Customers

Jinke had approximately RMB 23,000,000 worth of sales in 2013 and approximately RMB 25,000,000 in the first nine months of 2014 from its top five customers combined, representing approximately 73.67% of total sales in 2013 and 45.51% of total sales in the first nine months of 2014. Jinke’s biggest customer in both 2013 and 2014 was Shanghai Sand Information Technology System Co., Ltd., representing approximately 25.63% of total sales in 2013 and 23.85% of total sales in the first nine months of 2014, respectively.

Sales to our customers are based primarily on purchase orders we receive, generally on a quarterly basis, rather than firm, long-term purchase commitments from our customers. These customers have been Jinke’s customers for two or three years. Generally, the customers will send quarterly sales orders for Jinke to fulfill. We also employ a rigorous customer screening policy to optimize the collectability and duration of each customer relationship. Before filling an order, Jinke evaluates each purchase order for the customer’s financial condition and potential market share.

Sales and Marketing

Our consolidated advertising and marketing efforts will be focused on building our business with middle and upper tier customers. Our sales force makes up a significant portion of our current marketing expenses. Approximately 80% of our revenue is derived from our in-house sales force, and approximately 20% is derived from contractors.

Research and Development

We spent approximately RMB 4-5 million in each of the last two years. Generally, 30% of the research and development cost is passed on to our customers. For example, in the event that we do not have a product model that meets a customer’s specifications, we will develop a new model to meet their needs. Where any intellectual property developed for new model is to be owned by Jinke, approximately 30% of development costs is passed on to customers. Where any intellectual property developed for the new model is to be owned by the customer, approximately 40% of development costs is passed on to such customer.

Competition

We face competition from many other battery manufacturers, many of which have significantly greater name recognition and financial, technical, manufacturing, personnel and other resources than we have. We compete against other lithium-ion polymer battery producers, as well as manufacturers of all different types of (rechargeable and non-rechargeable) batteries. Our primary competitors are the following: Hong Kong Highpower Technology, Inc., Mbell Technology Groups, Shenzhen SJY Energy Technology Co., Ltd, and Shenzheng Mottcell Battery Technology Co., Ltd. These primary competitors have production equipment that is more high-end than Jinke’s, and therefore can produce more sophisticated products. However, we believe that Jinke has a competitive advantage over these competitors because Jinke is able to cover a larger market base, in both B2B and B2C markets.

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Seasonality

The battery market is subject to some seasonal variation. In the Chinese market, April to July are weaker months, as well as the weeks leading up to the Chinese New Year.

Intellectual Property

We rely on a combination of patent and trade secret protection and other unpatented proprietary information to protect our intellectual property rights and to maintain and enhance our competitiveness in the battery industry. We hold eight (8) patents in China relating to our products, expiring in 2021 and 2022. One of the patents is held by Liu Guangyuan and another company employee. All of these patents are utility patents that cover our batteries and their production methods, battery testing devices, as well as battery components. Additionally, we have eight (8) patents applications pending in China. We also have one registered trademark in China, which include “Golden Energy” and its Chinese equivalent, expiring on September 27, 2020.

PRC Government Regulations

We require a number of approvals, licenses and certificates in order to operate our business. Our principal approvals, licenses and certificates are set forth below.

Business License

Any company that conducts business in the PRC must have a business license that covers the scope of the business in which such company is engaged. Following the Share Exchange, we conduct our business through our operating subsidiary, Jinke. Each of our operating subsidiaries holds a business license that covers its present business. Prior to expanding our business beyond the scope covered by our business licenses, we are required to apply and receive approvals from the relevant PRC authorities (if applicable, based on the new business in which we intend to engage) and conduct modification registration formalities with the competent administration of industry and commerce. Companies that operate outside the scope of their licenses can be subjected to a fine of not more than RMB20,000, if such operations do not violate the PRC Criminal Law, or a fine of not less than RMB20,000 but no more than RMB200,000 if such operations violate the PRC Criminal Law, or a fine of not less than RMB50,000 but not more than RMB500,000 if the such operations harm human health, have serious hidden hazards to safety, threaten public safety or destroy environmental resources. Other penalties can include disgorgement of income and being ordered to cease operations. We have a Business License issued on January 16, 2006 by Shenzhen Administration for Industry and Commerce. We also hold a Certificate of High Technology Enterprise, expiring on July 21, 2016.

Environmental Regulations

The major environmental regulations applicable to us include the PRC Environmental Protection Law, the PRC Law on the Prevention and Control of Water Pollution and its Implementation Rules, the PRC Law on the Prevention and Control of Air Pollution and its Implementation Rules, the PRC Law on the Prevention and Control of Solid Waste Pollution, and the PRC Law on the Prevention and Control of Noise Pollution. We aim to comply with environmental laws and regulations and have acquired an Approval Permit of Manufacturing Project Environmental Impact from the Shenzhen Bao’an District Environmental Protection and Water Affairs Bureau, which is valid until September 15, 2015, and renewable on an annual basis. Additionally, on July 22, 2011, we were issued a permit of waste water disposal into Junzibu River for the waste water generated in our manufacture process.

If we fail to comply with the provisions of the permits, we could be subject to fines, criminal charges or other sanctions by regulators, including the suspension or termination of our manufacturing operations.

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Our operating subsidiaries have received certifications from the relevant PRC government agencies in charge of environmental protection, which indicate that their business operations are in material compliance with the relevant PRC environmental laws and regulations. We have committed significant attention and efforts to quality and environmental protection during our production process. We are not currently subject to any pending actions alleging any violations of applicable PRC environmental laws. We do not believe the existence of these environmental laws, as currently written and interpreted, will materially hinder or adversely affect our business operations; however, there can be no assurances of future events or changes in laws, or the interpretation of laws, governing our industry. Failure to comply with PRC environmental protection laws and regulations may subject us to fines up to RMB1,000,000, the exact amount of which is determined on a case by case basis, or disrupt our operations and the construction of our new facility, result in the shutdown of our operations temporarily or permanently, which may materially and adversely affect our business, results of operations and financial condition.

During the year ended December 31, 2013, we expended approximately RMB300,000 related to our compliance with environmental regulations.

Patent Protection in China

The PRC’s intellectual property protection regime is consistent with those of other modern industrialized countries. The PRC has domestic laws for the protection of rights in copyrights, patents, trademarks and trade secrets. The PRC is also a signatory to most of the world’s major intellectual property conventions, including:

●	Convention establishing the World Intellectual Property Organization (WIPO Convention) (June 4, 1980);

●	Paris Convention for the Protection of Industrial Property (March 19, 1985);

●	Patent Cooperation Treaty (January 1, 1994); and

●	The Agreement on Trade-Related Aspects of Intellectual Property Rights (TRIPs) (November 11, 2001).

Patents in the PRC are governed by the China Patent Law and its Implementing Regulations, each of which went into effect in 1985. Amended versions of the China Patent Law and its Implementing Regulations came into effect in 2001 and 2003, respectively.

The PRC is signatory to the Paris Convention for the Protection of Industrial Property, in accordance with which any person who has duly filed an application for a patent in one signatory country shall enjoy, for the purposes of filing in the other countries, a right of priority during the period fixed in the convention (12 months for inventions and utility models, and 6 months for industrial designs).

The Patent Law covers three kinds of patents, i.e., patents for inventions, utility models and designs respectively. The Chinese patent system adopts the principle of first to file. This means that, where more than one person files a patent application for the same invention, a patent can only be granted to the person who first filed the application. Consistent with international practice, the PRC only allows the patenting of inventions or utility models that possess the characteristics of novelty, inventiveness and practical applicability. For a design to be patentable, it should not be identical with or similar to any design which, before the date of filing, has been publicly disclosed in publications in the country or abroad or has been publicly used in the country, and should not be in conflict with any prior right of another.

PRC law provides that anyone wishing to exploit the patent of another must conclude a written licensing contract with the patent holder and pay the patent holder a fee. One rather broad exception to this, however, is that, where a party possesses the means to exploit a patent but cannot obtain a license from the patent holder on reasonable terms and in reasonable period of time, the PRC State Intellectual Property Office, or SIPO, is authorized to grant a compulsory license. A compulsory license can also be granted where a national emergency or any extraordinary state of affairs occurs or where the public interest so requires. SIPO, however, has not granted any compulsory license up to now. The patent holder may appeal such decision within three months from receiving notification by filing a suit in a people’s court.

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PRC law defines patent infringement as the exploitation of a patent without the authorization of the patent holder. A patent holder who believes his patent is being infringed may file a civil suit or file a complaint with a PRC local Intellectual Property Administrative Authority, which may order the infringer to stop the infringing acts. Preliminary injunction may be issued by the People’s Court upon the patentee’s or the interested parties’ request before instituting any legal proceedings or during the proceedings. Evidence preservation and property preservation measures are also available both before and during the litigation. Damages in the case of patent infringement is calculated as either the loss suffered by the patent holder arising from the infringement or the benefit gained by the infringer from the infringement. If it is difficult to ascertain damages in this manner, damages may be reasonably determined in an amount ranging from one to more times of the license fee under a contractual license. The infringing party may be also fined by Administration of Patent Management in an amount of up to three times the unlawful income earned by such infringing party. If there is no unlawful income so earned, the infringing party may be fined in an amount of up to RMB500,000, or approximately $81,981.

Product Liability and Consumers Protection

Product liability claims may arise if the products sold have any harmful effect on the consumers. The injured party may make a claim for damages or compensation. The General Principles of the Civil Law of the PRC, which became effective in January 1987, state that manufacturers and sellers of defective products causing property damage or injury shall incur civil liabilities for such damage or injuries.

The Product Quality Law of the PRC was enacted in 1993 and amended in 2000 to strengthen the quality control of products and protect consumers’ rights and interests. Under this law, manufacturers and distributors who produce or sell defective products may be subject to confiscation of earnings from such sales, revocation of business licenses and imposition of fines, and in severe circumstances, may be subject to criminal liability.

The Law of the PRC on the Protection of the Rights and Interests of Consumers was promulgated on October 31, 1993 and became effective on January 1, 1994 to protect consumers’ rights when they purchase or use goods or services. All business operators must comply with this law when they manufacture or sell goods and/or provide services to customers.

The Tort Law of the PRC effective on July 1, 2010 requires that when the product defect endangers people’s life or property, the injured party may hold the producer or the seller liable in tort and require that it remove obstacles, eliminate danger, or take other action. The Tort Law also requires that when a product is found to be defective after it is put into circulation, the producer and the seller shall give timely warnings, recall the defective product, or take other remedial measures.

Employment Laws

We are subject to laws and regulations governing our relationship with our employees, including: wage and hour requirements, working and safety conditions, and social insurance, housing funds and other welfare. These include local labor laws and regulations, which may require substantial resources for compliance.

China’s National Labor Law, which became effective on January 1, 1995, and China’s National Labor Contract Law, which became effective on January 1, 2008, permit workers in both state and private enterprises in China to bargain collectively. The National Labor Law and the National Labor Contract Law provide for collective contracts to be developed through collaboration between the labor union (or worker representatives in the absence of a union) and management that specify such matters as working conditions, wage scales, and hours of work. The laws also permit workers and employers in all types of enterprises to sign individual contracts, which are to be drawn up in accordance with the collective contract. The National Labor Contract Law has enhanced rights for the nation’s workers, including permitting open-ended labor contracts and severance payments. The legislation requires employers to provide written contracts to their workers, restricts the use of temporary labor and makes it harder for employers to lay off employees. It also requires that employees with fixed-term contracts be entitled to an indefinite-term contract after a fixed-term contract is renewed once or the employee has worked for the employer for a consecutive ten-year period.

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Tax

Pursuant to the Provisional Regulation of China on Value Added Tax and their implementing rules, all entities and individuals that are engaged in the sale of goods, the provision of repairs and replacement services and the importation of goods in China are generally required to pay VAT at a rate of 17.0% of the gross sales proceeds received, less any deductible VAT already paid or borne by the taxpayer. Further, when exporting goods, the exporter is entitled to a portion of or all the refund of VAT that it has already paid or borne.

Foreign Currency Exchange

The principal regulations governing foreign currency exchange in China are the Foreign Exchange Administration Regulations promulgated by the State Council, as amended on August 5, 2008, or the Foreign Exchange Regulations. Under the Foreign Exchange Regulations, the Renminbi is freely convertible for current account items, including the distribution of dividends, interest payments, trade and service-related foreign exchange transactions. Conversion of Renminbi for capital account items, such as direct investments, loans, repatriation of investments and investments in securities outside of China, however, is still subject to the approval of the PRC State Administration of Foreign Exchange, or SAFE. Foreign-invested enterprises may only buy, sell and/or remit foreign currencies at those banks authorized to conduct foreign exchange business after providing valid commercial documents and, in the case of capital account item transactions, obtaining approval from the SAFE. Capital investments by foreign-invested enterprises outside of China are also subject to limitations, which include approvals by the Ministry of Commerce, the SAFE and the State Reform and Development Commission.

Dividend Distributions

Under applicable PRC regulations, enterprises in China may pay dividends only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, enterprises in China is required to set aside at least 10.0% of its after-tax profit based on PRC accounting standards each year as its statutory general reserves until the accumulative amount of such reserves reach 50.0% of its registered capital. These reserves are not distributable as cash dividends. The board of directors of enterprise has the discretion to allocate a portion of its after-tax profits to staff welfare and bonus funds, which may not be distributed to equity owners except in the event of liquidation.

Properties

Our manufacturing operations are conducted in the Junxin Industrial Zone, Shenzhen, China. We have a total of 6 production lines in an approximately 11,531 sq. meter facility. The manufacturing facilities are leased and will not expire until 2017.

We believe that our current facilities are adequate and suitable for our operations.

Employees

As of January 1, 2015, we had 290 employees, all of whom are full time. None of our employees are covered by a collective bargaining agreement. We have not experienced any work stoppages and we consider our relations with our employees to be good.

Legal Proceedings

Jinke is not involved in any material legal proceedings outside of the ordinary course of its business.

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RISK FACTORS

In addition to the other information contained and referred to in this report, you should consider carefully the following factors when evaluating our business. Any of these risks, or the occurrence of any of the events described in these risk factors, could cause our actual future results, performance or achievements to be materially different from or could materially adversely affect our business, financial condition or results of operations. In addition, other risks or uncertainties not presently known to us or that we currently do not deem material could arise, any of which could also materially adversely affect us.

RISKS RELATED TO OUR BUSINESS

Our business depends in large part on the growth in demand for portable electronic devices.

Many of our battery products are used to power various portable electronic devices. Therefore, the demand for our batteries is substantially tied to the market demand for portable electronic devices. A growth in the demand for portable electronic devices will be essential to the expansion of our business. Our results of operations may be adversely affected by decreases in the general level of economic activity. Decreases in consumer spending that may result from the current global economic downturn may weaken demand for items that use our battery products. A decrease in the demand for portable electronic devices would likely have a material adverse effect on our results of operations. We are unable to predict the duration and severity of the current disruption in financial markets and the global adverse economic conditions and the effect such events might have on our business.

Our success depends on the success of manufacturers of the end applications that use our battery products.

Because our products are designed to be used in other products, our success depends on whether end application manufacturers will incorporate our batteries in their products. Although we strive to produce high quality battery products, there is no guarantee that end application manufacturers will accept our products. Our failure to gain acceptance of our products from these manufacturers could result in a material adverse effect on our results of operations.

Additionally, even if a manufacturer decides to use our batteries, the manufacturer may not be able to market and sell its products successfully. The manufacturer’s inability to market and sell its products successfully could materially and adversely affect our business and prospects because this manufacturer may not order new products from us. Therefore, our business, financial condition, results of operations and future success would be materially and adversely affected.

We are and will continue to be subject to declining average selling prices of consumer electronic devices, which may harm our results of operations.

Portable consumer electronic devices, such as cellular phones, DVD players, laptop computers and tablets are subject to rapid declines in average selling prices due to rapidly evolving technologies, industry standards and consumer preferences. Therefore, electronic device manufacturers expect suppliers, such as our company, to cut their costs and lower the price of their products to lessen the negative impact on the electronic device manufacturer’s own profit margins. As a result, we have previously reduced the price of some of our battery products and expect to continue to face market-driven downward pricing pressures in the future. Our results of operations will suffer if we are unable to offset any declines in the average selling prices of our products by developing new or enhanced products with higher selling prices or gross profit margins, increasing our sales volumes or reducing our production costs.

Our success is highly dependent on continually developing new and advanced products, technologies, and processes and failure to do so may cause us to lose our competitiveness in the battery industry and may cause our profits to decline.

To remain competitive in the battery industry, it is important to continually develop new and advanced products, technologies, and processes. There is no assurance that competitors’ new products, technologies, and processes will not render our existing products obsolete or non-competitive. Alternately, changes in legislative, regulatory or industry requirements or in competitive technologies may render certain of our products obsolete or less attractive. Our competitiveness in the battery market therefore relies upon our ability to enhance our current products, introduce new products, and develop and implement new technologies and processes. We predominately manufacture and market Li-polymer batteries. If our competitors develop alternative products with more enhanced features than our products, our financial condition and results of operations would be materially and adversely affected.

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The research and development of new products and technologies is costly and time consuming, and there are no assurances that our research and development of new products will either be successful or completed within anticipated timeframes, if at all. Our failure to technologically evolve and/or develop new or enhanced products may cause us to lose competitiveness in the battery market and may cause our profits to decline. In addition, in order to compete effectively in the battery industry, we must be able to launch new products to meet our customers’ demands in a timely manner. However, we cannot provide assurance that we will be able to install and certify any equipment needed to produce new products in a timely manner, or that the transitioning of our manufacturing facility and resources to full production under any new product programs will not impact production rates or other operational efficiency measures at our manufacturing facility. In addition, new product introductions and applications are risky, and may suffer from a lack of market acceptance, delay in related product development and failure of new products to operate properly. Any failure by us successfully to launch new products, or a failure by our customers to accept such products, could adversely affect our operating results.

We have historically depended on a limited number of customers for a significant portion of our revenues and this dependence is likely to continue

We have historically depended on a limited number of customers for a significant portion of our net sales. Our top five customers accounted for approximately 73.67% and 45.51% of our net sales for the year ended December 31, 2013 and the nine months ended September 30, 2014, respectively. One customer, Shanghai Sand Information Technology System Co., Ltd., accounted for 25.63% and 23.85% of our net sales for the year ended December 31, 2013 and the nine months ended September 30, 2014, respectively. We anticipate that a limited number of customers will continue to contribute to a significant portion of our net sales in the future. Maintaining the relationships with these significant customers is vital to the expansion and success of our business, as the loss of a major customer could expose us to risk of substantial losses. Our sales and revenue could decline and our results of operations could be materially adversely affected if one or more of these significant customers stops or reduces its purchasing of our products, or if we fail to expand our customer base for our products.

Significant order cancellations, reductions or delays by our customers could materially adversely affect our business.

Our sales are typically made pursuant to individual purchase orders, and although we have a long term relationship with many of our customers, we generally do not formalize any long-term supply arrangements with our customers, but instead work with our customers to develop nonbinding forecasts of future requirements. Based on these forecasts, we make commitments regarding the level of business that we will seek and accept, the timing of production schedules and the levels and utilization of personnel and other resources. A variety of conditions, both specific to each customer and generally affecting each customer’s industry, may cause customers to cancel, reduce or delay orders that were either previously made or anticipated. Generally, customers may cancel, reduce or delay purchase orders and commitments without penalty, except for payment for services rendered or products competed and, in certain circumstances, payment for materials purchased and charges associated with such cancellation, reduction or delay. Significant or numerous order cancellations, reductions or delays by our customers could have a material adverse effect on our business, financial condition or results of operations.

Substantial defaults by our customers on accounts receivable or the loss of significant customers could have a material adverse effect on our business.

A substantial portion of our working capital consists of accounts receivable from customers. Six (6) customers represented more than of 10% of our accounts receivable as of December 31, 2013. If customers responsible for a significant amount of accounts receivable were to become insolvent or otherwise unable to pay for products and services, or to make payments in a timely manner, our business, results of operations or financial condition could be materially adversely affected. An economic or industry downturn could materially adversely affect the servicing of these accounts receivable, which could result in longer payment cycles, increased collection costs and defaults in excess of management’s expectations. A significant deterioration in our ability to collect on accounts receivable could also impact the cost or availability of financing available to us.

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A change in our product mix may cause our results of operations to differ substantially from the anticipated results in any particular period.

Our overall profitability may not meet expectations if our products, customers or geographic mix are substantially different than anticipated. Our profit margins vary among our battery and new materials products, our customers and the geographic markets in which we sell our products. Consequently, if our mix of any of these is substantially different from what is anticipated in any particular period, our profitability could be lower than anticipated.

Certain disruptions in supply of and changes in the competitive environment for raw materials integral to our products may adversely affect our profitability.

We use a broad range of materials and supplies, including metals, chemicals and other electronic components in our products. A significant disruption in the supply of these materials could decrease production and shipping levels, materially increase our operating costs and materially adversely affect our profit margins. Shortages of materials or interruptions in transportation systems, labor strikes, work stoppages, war, acts of terrorism or other interruptions to or difficulties in the employment of labor or transportation in the markets in which we purchase materials, components and supplies for the production of our products, in each case may adversely affect our ability to maintain production of our products and sustain profitability. If we were to experience a significant or prolonged shortage of critical components from any of our suppliers and could not procure the components from other sources, we would be unable to meet our production schedules for some of our key products and to ship such products to our customers in timely fashion, which would adversely affect our sales, margins and customer relations.

Our future operating results may be affected by fluctuations in costs of raw materials, such as lithium.

Our principal raw material is lithium, which is available from a limited number of suppliers in China. The price of lithium was volatile during 2012 and 2013 and could be volatile again. The price of lithium decreased approximately 10% over the course of 2012 and 2013. The prices of lithium and other raw materials used to make our batteries increase and decrease due to factors beyond our control, including general economic conditions, domestic and worldwide demand, labor costs or problems, competition, import duties, tariffs, energy costs, currency exchange rates and those other factors described under “Certain disruptions in supply of and changes in the competitive environment for raw materials integral to our products may adversely affect our profitability.” In an environment of increasing prices for lithium and other raw materials, competitive conditions may impact how much of the price increases we can pass on to our customers and to the extent we are unable to pass on future price increases in our raw materials to our customers, our financial results could be adversely affected.

Our operations would be materially adversely affected if third-party carriers were unable to transport our products on a timely basis.

All of our products are shipped through third party carriers. If a strike or other event prevented or disrupted these carriers from transporting our products, other carriers may be unavailable or may not have the capacity to deliver our products to our customers. If adequate third party sources to ship our products are unavailable at any time, our business would be materially adversely affected.

We may not be able to increase our manufacturing output in order to maintain our competitiveness in the battery industry.

We believe that our ability to provide cost-effective products represents a significant competitive advantage over our competitors. In order to continue providing such cost-effective products, we must maximize the efficiency of our production processes and increase our manufacturing output to a level that will enable us to reduce the unit production cost of our products. Our ability to increase our manufacturing output is subject to certain significant limitations, including:

●	Our ability raise capital to acquire additional raw materials and expand our manufacturing facilities;

●	Delays and cost overruns, due to increases in raw material prices and problems with equipment vendors;

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●	Delays or denial of required approvals and certifications by relevant government authorities;

●	Diversion of significant management attention and other resources; and

●	Failure to execute our expansion plan effectively.

If we are not able to increase our manufacturing output and reduce our unit production costs, we may be unable to maintain our competitive position in the battery industry. Moreover, even if expand our manufacturing output, we may not be able to generate sufficient customer demand for our products to support our increased production output.

The market for our products and services is very competitive and, if we cannot effectively compete, our business will be harmed.

The market for our products and services is very competitive and subject to rapid technological change. Many of our competitors are larger and have significantly greater assets, name recognition and financial, personnel and other resources than we have. As a result, our competitors may be in a stronger position to respond quickly to potential acquisitions and other market opportunities, new or emerging technologies and changes in customer requirements. We cannot assure that we will be able to maintain or increase our market share against the emergence of these or other sources of competition. Failure to maintain and enhance our competitive position could materially adversely affect our business and prospects.

Our business may be adversely affected by a global economic downturn, in addition to the continuing uncertainties in the financial markets.

The global economy experienced a pronounced economic downturn in previous years. Global financial markets have and may in the future experience disruptions, including severely diminished liquidity and credit availability, declines in consumer confidence, declines in economic growth, increases in unemployment rates, and uncertainty about economic stability. There is no assurance that there will not be deterioration in the global economy in the future, the global financial markets and consumer confidence. If economic conditions deteriorate, our business and results of operations could be materially and adversely affected.

Additionally, sales of consumer items such as portable electronic devices, have slowed in previous years and there have been adverse changes in employment levels, job growth, consumer confidence and interest rates. Our future results of operations may experience substantial fluctuations from period to period as a consequence of these factors, and such conditions and other factors affecting consumer spending may affect the timing of orders. Thus, any economic downturns generally would have a material adverse effect on our business, cash flows, financial condition and results of operations.

Moreover, the inability of our customers and suppliers to access capital efficiently, or at all, may have other adverse effects on our financial condition. For example, financial difficulties experienced by our customers or suppliers could result in product delays; increase accounts receivable defaults; and increase our inventory exposure. The inability of our customers to borrow money to fund purchases of our products reduces the demand for our products and services and may adversely affect our results from operations and cash flow. These risks may increase if our customers and suppliers do not adequately manage their business or do not properly disclose their financial condition to us.

Although we believe we have adequate liquidity and capital resources to fund our operations internally, in light of current market conditions, our inability to access the capital markets on favorable terms, or at all, may adversely affect our financial performance. The inability to obtain adequate financing from debt or capital sources could force us to self-fund strategic initiatives or even forego certain opportunities, which in turn could potentially harm our performance.

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Maintaining and expanding our manufacturing operations requires significant capital expenditures, and our inability or failure to maintain and expand our operations would have a material adverse impact on our market share and ability to generate revenue.

We had capital expenditures of approximately RMB4 million and RMB2 million in the years ended December 31, 2013 and 2012, respectively. We may incur significant additional capital expenditures as a result of our expansion of our operations into our new production factory, as well as unanticipated events, regulatory changes and other events that impact our business. If we are unable or fail to adequately maintain our manufacturing capacity or quality control processes or adequately expand our production capabilities, we could lose customers and there could be a material adverse impact on our market share and our ability to generate revenue.

Warranty claims, product liability claims and product recalls could harm our business, results of operations and financial condition.

Our business inherently exposes us to potential warranty and product liability claims, in the event that our products fail to perform as expected or such failure of our products results, or is alleged to result, in bodily injury or property damage (or both). Such claims may arise despite our quality controls, proper testing and instruction for use of our products, either due to a defect during manufacturing or due to the individual’s improper use of the product. In addition, if any of our designed products are or are alleged to be defective, then we may be required to participate in a recall of them.

Existing PRC laws and regulations do not require us to maintain third party liability insurance to cover product liability claims. Although we have obtained products liability insurance, if a warranty or product liability claim is brought against us, regardless of merit or eventual outcome, or a recall of one of our products is required, such claim or recall may result in damage to our reputation, breach of contracts with our customers, decreased demand for our products, costly litigation, additional product recalls, loss of revenue, and the inability to commercialize some products. Additionally, our insurance policy imposes a ceiling for maximum coverage and high deductibles and we may be unable to obtain sufficient amounts from our policy to cover a product liability claim. We may not be able to obtain any insurance coverage for certain types of product liability claims, as our policy excludes coverage of certain types of claims. In such cases, we may still incur substantial costs related to a product liability claim, which could adversely affect our results of operations.

Manufacturing or use of our battery products may cause accidents, which could result in significant production interruption, delay or claims for substantial damages.

Our batteries, especially lithium batteries, can pose certain safety risks, including the risk of fire. While we implement stringent safety procedures at all stages of battery production that minimize such risks, accidents may still occur. Any accident, regardless of where it occurs, may result in significant production interruption, delays or claims for substantial damages caused by personal injuries or property damages.

We cannot guarantee the protection of our intellectual property rights and if infringement of our intellectual property rights occurs, including counterfeiting of our products, our reputation and business may be adversely affected.

To protect the reputation of our products, we have sought to file or register intellectual property, as appropriate, in the PRC where we have our primary business presence. As of December 31, 2013, we have registered one trademark as used on our battery products. There is no assurance that there will not be any infringement of our brand name or other registered trademarks or counterfeiting of our products in the future, in China or elsewhere. Should any such infringement and/or counterfeiting occur, our reputation and business may be adversely affected. We may also incur significant expenses and substantial amounts of time and effort to enforce our trademark rights in the future. Such diversion of our resources may adversely affect our existing business and future expansion plans.

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As of December 31, 2013, we held 8 Chinese patents and had 8 Chinese patent applications pending. We believe that obtaining patents and enforcing other proprietary protections for our technologies and products have been and will continue to be very important in enabling us to compete effectively. However, there can be no assurance that our pending patent applications will issue, or that we will be able to obtain any new patents, in China or elsewhere, or that our or our licensors’ patents and proprietary rights will not be challenged or circumvented, or that these patents will provide us with any meaningful competitive advantages. Furthermore, there can be no assurance that others will not independently develop similar products or will not design around any patents that have been or may be issued to us or our licensors. Failure to obtain patents in certain foreign countries may materially adversely affect our ability to compete effectively in those international markets. If a sufficiently broad patent were to be issued from a competing application in China or elsewhere, it could have a material adverse effect upon our intellectual property position in that particular market.

In addition, our rights to use the licensed proprietary technologies of our licensors depends on the timely and complete payment for such rights pursuant to license agreements between the parties; failure to adhere to the terms of these agreements could result in the loss of such rights and could materially and adversely affect our business.

If our products are alleged to or found to conflict with patents that have been or may be granted to competitors or others, our reputation and business may be adversely affected.

Rapid technological developments in the battery industry and the competitive nature of the battery products market make the patent position of battery manufacturers subject to numerous uncertainties related to complex legal and factual issues. Consequently, although we either own or hold licenses to certain patents in the PRC, and are currently processing several additional patent applications in the PRC, it is possible that no patents will issue from any pending applications or that claims allowed in any existing or future patents issued or licensed to us will be challenged, invalidated, or circumvented, or that any rights granted there under will not provide us adequate protection. As a result, we may be required to participate in interference or infringement proceedings to determine the priority of certain inventions or may be required to commence litigation to protect our rights, which could result in substantial costs. Further, other parties could bring legal actions against us claiming damages and seeking to enjoin manufacturing and marketing of our products for allegedly conflicting with patents held by them. Any such litigation could result in substantial cost to us and diversion of effort by our management and technical personnel. If any such actions are successful, in addition to any potential liability for damages, we could be required to obtain a license in order to continue to manufacture or market the affected products. There can be no assurance that we would prevail in any such action or that any license required under any such patent would be made available on acceptable terms, if at all. Failure to obtain needed patents, licenses or proprietary information held by others may have a material adverse effect on our business. In addition, if we were to become involved in such litigation, it could consume a substantial portion of our time and resources. Also, with respect to licensed technology, there can be no assurance that the licensor of the technology will have the resources, financial or otherwise, or desire to defend against any challenges to the rights of such licensor to its patents.

We rely on trade secret protections through confidentiality agreements with our employees, customers and other parties; the breach of such agreements could adversely affect our business and results of operations.

We rely on trade secrets, which we seek to protect, in part, through confidentiality and non-disclosure agreements with our employees, customers and other parties. There can be no assurance that these agreements will not be breached, that we would have adequate remedies for any such breach or that our trade secrets will not otherwise become known to or independently developed by competitors. To the extent that consultants, key employees or other third parties apply technological information independently developed by them or by others to our proposed projects, disputes may arise as to the proprietary rights to such information that may not be resolved in our favor. We may be involved from time to time in litigation to determine the enforceability, scope and validity of our proprietary rights. Any such litigation could result in substantial cost and diversion of effort by our management and technical personnel.

The failure to manage growth effectively could have an adverse effect on our employee efficiency, product quality, working capital levels, and results of operations.

Any significant growth in the market for our products or our entry into new markets may require and expansion of our employee base for managerial, operational, financial, and other purposes. As of January 1, 2015, we had approximately 290 full-time employees. During any growth, we may face problems related to our operational and financial systems and controls, including quality control and delivery and service capacities. We would also need to continue to expand, train and manage our employee base. Continued future growth will impose significant added responsibilities upon the members of management to identify, recruit, maintain, integrate, and motivate new employees.

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Aside from increased difficulties in the management of human resources, we may also encounter working capital issues, as we will need increased liquidity to finance the purchase of raw materials and supplies, development of new products, and the hiring of additional employees. For effective growth management, we will be required to continue improving our operations, management, and financial systems and control. Our failure to manage growth effectively may lead to operational and financial inefficiencies that will have a negative effect on our profitability. We cannot assure investors that we will be able to timely and effectively meet that demand and maintain the quality standards required by our existing and potential customers.

We are dependent on certain key personnel and loss of these key personnel could have a material adverse effect on our business, financial condition and results of operations.

Our success is, to a certain extent, attributable to the management, sales and marketing, and operational and technical expertise of certain key personnel. Each of the named executive officers performs key functions in the operation of our business. The loss of a significant number of these employees could have a material adverse effect upon our business, financial condition, and results of operations.

We are dependent on a technically trained workforce and an inability to retain or effectively recruit such employees could have a material adverse effect on our business, financial condition and results of operations.

We must attract, recruit and retain a sizeable workforce of technically competent employees to develop and manufacture our products and provide service support. Our ability to implement effectively our business strategy will depend upon, among other factors, the successful recruitment and retention of additional highly skilled and experienced engineering and other technical and marketing personnel. There is significant competition for technologically qualified personnel in our business and we may not be successful in recruiting or retaining sufficient qualified personnel consistent with our operational needs.

Our planned expansion into new and existing international markets poses additional risks and could fail, which could cost us valuable resources and affect our results of operations.

We are expanding sales of our products into new and existing international markets including developing and developed countries, such as Europe and the Americas. These markets are untested for our products and we face risks in expanding the business overseas, which include differences in regulatory product testing requirements, intellectual property protection (including patents and trademarks), taxation policy, legal systems and rules, marketing costs, fluctuations in currency exchange rates and changes in political and economic conditions.

Adverse capital and credit market conditions may significantly affect our ability to meet liquidity needs, access to capital and cost of capital.

The capital and credit markets have previously experienced extreme volatility and disruption, including, among other things, extreme volatility in securities prices, severely diminished liquidity and credit availability, ratings downgrades of certain investments and declining valuations of others. Governments have taken unprecedented actions intended to address extreme market conditions that have included severely restricted credit and declines in real estate values. In some cases, the markets have exerted downward pressure on availability of liquidity and credit capacity for certain issuers. While historically these conditions have not impaired our ability to utilize our current credit facilities and finance our operations, there can be no assurance that there will not be deterioration in financial markets and confidence in major economies such that our ability to access credit markets and finance our operations might be impaired. Without sufficient liquidity, we may be forced to curtail our operations and any planned expansion. Adverse market conditions may limit our ability to replace, in a timely manner, maturing liabilities and access the capital necessary to operate and grow our business. As such, we may be forced to delay raising capital or bear an unattractive cost of capital which could decrease our profitability and significantly reduce our financial flexibility. The tightening of credit in financial markets could adversely affect the ability of our customers to obtain financing for purchases of our products and could result in a decrease in or cancellation of orders for our products. Our results of operations, financial condition, cash flows and capital position could be materially adversely affected by disruptions in the financial markets.

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Our stock price may be negatively affected if we become subject to the recent scrutiny, criticism and negative publicity involving U.S. listed Chinese companies.

Recently, U.S. public companies that have substantially all of their operations in China, particularly companies like us which have completed share exchanges or reverse merger transactions, have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny, criticism and negative publicity has centered around financial and accounting irregularities and mistakes, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result of the scrutiny, criticism and negative publicity, the publicly traded stock of many U.S.-listed Chinese companies has sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions, and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism and negative publicity will have on our Company, our business and our stock price. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend our company. This situation will be costly and time consuming and distract our management from growing our company. If such allegations are not proven to be groundless, our company and business operations will be severely negatively affected and your investment in our stock could be rendered worthless.

RISKS RELATED TO DOING BUSINESS IN CHINA

Substantially all of our assets are located in the PRC and substantially all of our revenues are derived from our operations in China, and changes in the political and economic policies of the PRC government could have a significant impact upon the business we may be able to conduct in the PRC and accordingly on the results of our operations and financial condition.

Our business operations may be adversely affected by the current and future political environment in the PRC. The Chinese government exerts substantial influence and control over the manner in which we must conduct our business activities. Our ability to operate in China may be adversely affected by changes in Chinese laws and regulations, including those relating to taxation, import and export tariffs, raw materials, environmental regulations, land use rights, property and other matters. Under the current government leadership, the government of the PRC has been pursuing economic reform policies that encourage private economic activities and greater economic decentralization. There is no assurance, however, that the government of the PRC will continue to pursue these policies, or that it will not significantly alter these policies from time to time without advance notice.

Our operations are subject to PRC laws and regulations that are sometimes vague and uncertain. Any changes in such PRC laws and regulations, or the interpretations thereof, may have a material and adverse effect on our business.

The PRC’s legal system is a civil law system based on written statutes. Unlike the common law system prevalent in the United States, decided legal cases have little value as precedent in China. There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including but not limited to, governmental approvals required for conducting business and investments, laws and regulations governing the battery industry, national security-related laws and regulations and export/import laws and regulations, as well as commercial, antitrust, patent, product liability, environmental laws and regulations, consumer protection, and financial and business taxation laws and regulations.

The Chinese government has been developing a comprehensive system of commercial laws, and considerable progress has been made in introducing laws and regulations dealing with economic matters such as foreign investment, corporate organization and governance, commerce, taxation and trade. However, because these laws and regulations are relatively new, and because of the limited volume of published cases and judicial interpretation and their lack of force as precedents, interpretation and enforcement of these laws and regulations involve significant uncertainties. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively.

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We are subject to a variety of environmental laws and regulations related to our manufacturing operations. Our failure to comply with environmental laws and regulations may have a material adverse effect on our business and results of operations.

We are subject to various environmental laws and regulations in China that require us to obtain environmental permits for our battery manufacturing operations. Our current environmental permit from Shenzhen Bao’an District Environmental Protection and Water Affairs Bureau (the “Bureau”) covering our manufacturing operations expires on September 15, 2015, and is renewable. When renewed, the Bureau may add additional requirements for us to comply, and although we are currently in compliance with the permit, we cannot guarantee that we will be able to comply with additional requirements that may be imposed in the future. If we fail to comply with the provisions of our permit, we could be subject to fines, criminal charges or other sanctions by regulators, including the suspension or termination of our manufacturing operations.

To the extent we ship our products outside of the PRC, or to the extent our products are used in products sold outside of the PRC, they may be affected by the following: The transportation of non-rechargeable and rechargeable lithium batteries is regulated by the International Civil Aviation Organization (ICAO), and corresponding International Air Transport Association (IATA), Pipeline & Hazardous Materials Safety Administration (PHMSA), Dangerous Goods Regulations and the International Maritime Dangerous Goods Code (IMDG), and in the PRC by General Administration of Civil Aviation of China and Maritime Safety Administration of People’s Republic of China. These regulations are based on the United Nations (UN) Recommendations on the Transport of Dangerous Goods Model Regulations and the UN Manual of Tests and Criteria. We currently ship our products pursuant to ICAO, IATA and PHMSA hazardous goods regulations. New regulations that pertain to all lithium battery manufacturers went into effect in 2003 and 2004, and additional regulations went into effect on October 1, 2009. The regulations require companies to meet certain testing, packaging, labeling and shipping specifications for safety reasons. We comply with all current PRC and international regulations for the shipment of our products, and will comply with any new regulations that are imposed. We have established our own testing facilities to ensure that we comply with these regulations. If we were unable to comply with the new regulations, however, or if regulations are introduced that limit our ability to transport products to customers in a cost-effective manner, this could have a material adverse effect on our business, financial condition and results of operations.

We cannot assure that at all times we will be in compliance with environmental laws and regulations or our environmental permits or that we will not be required to expend significant funds to comply with, or discharge liabilities arising under, environmental laws, regulations and permits. Additionally, these regulations may change in a manner that could have a material adverse effect on our business, results of operations and financial condition. We have made and will continue to make capital and other expenditures to comply with environmental requirements.

Furthermore, our failure to comply with applicable environmental laws and regulations worldwide could harm our business and results of operations. The manufacturing, assembling and testing of our products require the use of hazardous materials that are subject to a broad array of environmental, health and safety laws and regulations. Our failure to comply with any of these applicable laws or regulations could result in:

●	Regulatory penalties, fines and legal liabilities;

●	Suspension of production;

●	Alteration of our fabrication, assembly and test processes; and

●	Curtailment of our operations or sales.

In addition, our failure to manage the use, transportation, emission, discharge, storage, recycling or disposal of hazardous materials could subject us to increased costs or future liabilities. Existing and future environmental laws and regulations could also require us to acquire pollution abatement or remediation equipment, modify our product designs or incur other expenses associated with such laws and regulations. Many new materials that we are evaluating for use in our operations may be subject to regulation under existing or future environmental laws and regulations that may restrict our use of one or more of such materials in our manufacturing, assembly and test processes or products. Any of these restrictions could harm our business and results of operations by increasing our expenses or requiring us to alter our manufacturing processes.

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PRC regulations relating to acquisitions of PRC companies by foreign entities may create regulatory uncertainties that could restrict or limit our ability to operate, including our ability to pay dividends. Our failure to obtain the prior approval of the China Securities Regulatory Commission, or the CSRC, for any offering of our common stock could have a material adverse effect on our business, operating results, reputation and trading price of our common stock.

The PRC State Administration of Foreign Exchange, or “SAFE,” issued a public notice in November 2005, known as Circular 75, concerning the use of offshore holding companies in mergers and acquisitions in China. The public notice provides that if an offshore company controlled by PRC residents intends to acquire a PRC company, such acquisition will be subject to registration with the relevant foreign exchange authorities. The public notice also suggests that registration with the relevant foreign exchange authorities is required for any sale or transfer by the PRC residents of shares in an offshore holding company that owns an onshore company. The PRC residents must each submit a registration form to the local SAFE branch with respect to their ownership interests in the offshore company, and must also file an amendment to such registration if the offshore company experiences material events, such as changes in the share capital, share transfer, mergers and acquisitions, spin-off transactions or use of assets in China to guarantee offshore obligations. If any PRC resident stockholder of an offshore holding company fails to make the required SAFE registration and amended registration, the onshore PRC subsidiaries of that offshore company may be prohibited from distributing their profits and the proceeds from any reduction in capital, share transfer or liquidation to the offshore entity. In May 2011, the SAFE promulgated new operational rules, known as Notice 19, for the implementation of Circular 75. Failure to comply with the SAFE registration and amendment requirements of Circular 75, as applied by SAFE in accordance with Notice 19 could result in liability under PRC laws for evasion of applicable foreign exchange restrictions. Because of uncertainty of how the SAFE notice will be further interpreted and enforced, we cannot be sure how it will affect our business operations or future plans. For example, our subsidiaries’ ability to conduct foreign exchange activities, such as the remittance of dividends and foreign currency-denominated borrowings, may be subject to compliance with the SAFE notice by our PRC resident beneficial holders. Failure by our PRC resident beneficial holders could subject these PRC resident beneficial holders to fines or legal sanctions, restrict our overseas or cross-border investment activities, limit our subsidiaries’ ability to make distributions or pay dividends or affect our ownership structure, which could adversely affect our business and prospects.

On August 8, 2006, the PRC Ministry of Commerce (“MOFCOM”), joined by the State-owned Assets Supervision and Administration Commission of the State Council, the State Administration of Taxation, the State Administration for Industry and Commerce, the China Securities Regulatory Commission and SAFE, released a substantially amended version of the Provisions for Foreign Investors to Merge with or Acquire Domestic Enterprises (the “Revised M&A Regulations”), which took effect on September 8, 2006. These rules significantly revised China’s regulatory framework governing onshore-to-offshore restructurings and foreign acquisitions of domestic enterprises. These rules implemented greater PRC government attention to cross-border merger, acquisition and other investment activities, by confirming MOFCOM as a key regulator for issues related to mergers and acquisitions in China and requiring MOFCOM approval of a broad range of merger, acquisition and investment transactions. Further, the rules established reporting requirements for acquisition of control by foreigners of companies in key industries, and reinforce the ability of the Chinese government to monitor and prohibit foreign control transactions in key industries.

If the CSRC or another PRC regulatory agency subsequently determines that CSRC approval was required for any transaction not receiving prior approval, we may face regulatory actions or other sanctions from the CSRC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations in the PRC, limit our operating privileges in the PRC, delay or restrict the repatriation of the proceeds from an offering of securities into the PRC, or take other actions that could have a material adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our common stock. The CSRC or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt any offering before settlement and delivery of the securities offered. Consequently, if investors engage in market trading or other activities in anticipation of and prior to settlement and delivery, they do so at the risk that settlement and delivery may not occur.

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Also, if later the CSRC requires that we obtain its approval for any transaction not receiving prior approval, we may be unable to obtain a waiver of the CSRC approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties and/or negative publicity regarding this CSRC approval requirement could have a material adverse effect on the trading price of our common stock.

Furthermore, the Circular on establishing the Security Review System for Merger and Acquisition of Domestic Enterprise by Foreign Investors was promulgated by the General Office of the State Council on February 3, 2011 and the Ministry of Commerce issued the corresponding implementation rules on August 25, 2011, as supplemented further in June 17, 2014. According to these rules, a foreign investor’s acquisitions of Chinese companies in the fields of military, energy and resources, infrastructure, important agricultural products, infrastructure, transport service, key technology and major equipment manufacturing, and other restricted fields requires security review by both the National Development and Reform Commission and the relevant local government entities.

Complying with the requirements of the above rules to complete such transactions could be time-consuming, and any required approval processes may delay or inhibit our ability to complete such transactions, which could also affect our ability to expand our business.

If our land use rights or the land use rights of our landlord are revoked, we would be forced to relocate operations.

Under Chinese law land is owned by the state or rural collective economic organizations. The state issues to the land users the land use right certificates. Land use rights can be revoked and the land users forced to vacate at any time when redevelopment of the land is in the public interest. The public interest rationale is interpreted quite broadly and the process of land appropriation may be less than transparent. We have land use rights in the approximately 11,531 square meters of land used as our workshops. . Any loss of this land use right would require us to identify and relocate our manufacturing and other facilities, which could have a material adverse effect on our financial condition and results of operations.

We face uncertainty from China’s Circular on Strengthening the Administration of Enterprise Income Tax on Non-Resident Enterprises' Share Transfer (“Circular 698”) that was released in December 2009 with retroactive effect from January 1, 2008.

The Chinese State Administration of Taxation (SAT) released a circular (Guoshuihan No. 698 - Circular 698) on December 15, 2009 that addresses the transfer of shares by nonresident companies. Circular 698, which is effective retroactively to January 1, 2008, may have a significant impact on many companies that use offshore holding companies to invest in China. Circular 698, which provides parties with a short period of time to comply its requirements, indirectly taxes foreign companies on gains derived from the indirect sale of a Chinese company. Where a foreign investor indirectly transfers equity interests in a Chinese resident enterprise by selling the shares in an offshore holding company, and the latter is located in a country or jurisdiction where the effective tax burden is less than 12.5% or where the offshore income of his, her, or its residents is not taxable, the foreign investor is required to provide the tax authority in charge of that Chinese resident enterprise with the relevant information within 30 days of the transfers. Moreover, where a foreign investor indirectly transfers equity interests in a Chinese resident enterprise through an abuse of form of organization and there are no reasonable commercial purposes such that the corporate income tax liability is avoided, the PRC tax authority will have the power to re-assess the nature of the equity transfer in accordance with PRC’s “substance-over-form” principle and deny the existence of the offshore holding company that is used for tax planning purposes.

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The SAT issued Bulletin of the State of Taxation [2011] No. 24 (Bulletin) on March 28, 2011, in which various issues regarding the tax administration for non-PRC resident enterprises and clarifications on Circular 698 were addressed. The Bulletin defined some parameters stipulated in Circular 698, which, if a non-resident enterprise were to fall under, would be subject to the Circular requirements including that (a) “foreign investor (party with effective control)” applies to all foreign investors who have indirectly transferred a Chinese resident enterprise and (b) that “effective tax burden” refers to the effective tax imposed on the gains on the share transfer transaction per se. However, the SAT is expected to issue further clarification and guidance with regard to how to decide “abuse of form of organization” and “reasonable commercial purpose,” which can be utilized by us to determine if we comply with Circular 698.

If we fail to comply with the requirements under Circular 698 and the Bulletin, we may become at risk of being taxed and we may also be required to expend valuable resources to comply with Circular 698 and the Bulletin or to establish that we should not be taxed, which could have a material adverse effect on our financial condition and results of operations.

The foreign currency exchange rate between U.S. Dollars and Renminbi could adversely affect our financial condition.

To the extent that we need to convert U.S. Dollars into Renminbi for our operational needs, our financial position and the price of our common stock may be adversely affected should the Renminbi appreciate against the U.S. Dollar at that time. Conversely, if we decide to convert Renminbi into U.S. Dollars for the operational needs or paying dividends on our common stock, the dollar equivalent of our earnings from our subsidiaries in China would be reduced should the dollar appreciate against the Renminbi.

Until 1994, the Renminbi experienced a gradual but significant devaluation against most major currencies, including dollars, and there was a significant devaluation of the Renminbi on January 1, 1994 in connection with the replacement of the dual exchange rate system with a unified managed floating rate foreign exchange system. Since 1994, the value of the Renminbi relative to the U.S. Dollar has remained stable and has appreciated slightly against the U.S. Dollar. Countries, including the United States, have argued that the Renminbi is artificially undervalued due to China’s current monetary policies and have pressured China to allow the Renminbi to float freely in world markets. In July 2005, the PRC government changed its policy of pegging the value of the Renminbi to the dollar. Under the new policy the Renminbi is permitted to fluctuate within a narrow and managed band against a basket of designated foreign currencies. While the international reaction to the Renminbi revaluation has generally been positive, there remains significant international pressure on the PRC government to adopt an even more flexible currency policy, which could result in further and more significant appreciation of the Renminbi against the dollar.

Inflation in the PRC could negatively affect our profitability and growth.

While the PRC economy has experienced rapid growth, such growth has been uneven among various sectors of the economy and in different geographical areas of the country. Rapid economic growth can lead to growth in the money supply and rising inflation. According to the National Bureau of Statistics of China, China’s Average consumer Price Index was 2.6% in 2013. If prices for our products and services rise at a rate that is insufficient to compensate for the rise in the costs of supplies such as raw materials, it may have an adverse effect on our profitability.

Furthermore, In order to control inflation in the past, the PRC government has imposed controls on bank credits, limits on loans for fixed assets and restrictions on state bank lending. In January 2010, the Chinese government took steps to tighten the availability of credit including ordering banks to increase the amount of reserves they hold and to reduce or limit their lending. The implementation of such policies may impede economic growth. In October 2004, the People’s Bank of China, the PRC’s central bank, raised interest rates for the first time in nearly a decade and indicated in a statement that the measure was prompted by inflationary concerns in the Chinese economy. In April 2006, the People’s Bank of China raised the interest rate again. Repeated rises in interest rates by the central bank would likely slow economic activity in China which could, in turn, materially increase our costs and also reduce demand for our products and services.

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Because our funds are held in banks which do not provide insurance, the failure of any bank in which we deposit our funds could affect our ability to continue in business.

Banks and other financial institutions in the PRC do not provide insurance for funds held on deposit. A significant portion of our assets are in the form of cash deposited with banks in the PRC, and in the event of a bank failure, we may not have access to our funds on deposit. Depending upon the amount of money we maintain in a bank that fails, our inability to have access to our cash could impair our operations, and, if we are not able to access funds to pay suppliers, employees and other creditors, we may be unable to continue in business.

Failure to comply with the United States Foreign Corrupt Practices Act could subject us to penalties and other adverse consequences.

As our ultimate holding company is a Florida corporation, we are subject to the United States Foreign Corrupt Practices Act, which generally prohibits United States companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. Foreign companies, including some that may compete with us, are not subject to these prohibitions. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices may occur from time-to-time in the PRC. We can make no assurance, however, that our employees or other agents will not engage in such conduct for which we might be held responsible. If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations.

Dividends payable by us to our foreign investors and any gain on the sale of our shares may be subject to taxes under PRC tax laws.

If dividends payable to our shareholders are treated as income derived from sources within China, then the dividends that shareholders receive from us, and any gain on the sale or transfer of our shares, may be subject to taxes under PRC tax laws.

In January 2009, the State Administration of Taxation promulgated the Provisional Measures for the Administration of Withholding of Enterprise Income Tax for Non-resident Enterprises (“Measures”), pursuant to which, the entities which have the direct obligation to make the following payment to a non-resident enterprise shall be the relevant tax withholders for such non-resident enterprise, and such payment includes: incomes from equity investment (including dividends and other return on investment), interests, rents, royalties, and incomes from assignment of property as well as other incomes subject to enterprise income tax received by non-resident enterprises in China. Further, the Measures provides that in case of equity transfer between two non-resident enterprises which occurs outside China, the non-resident enterprise which receives the equity transfer payment shall, by itself or engage an agent to, file tax declaration with the PRC tax authority located at place of the PRC company whose equity has been transferred, and the PRC company whose equity has been transferred shall assist the tax authorities to collect taxes from the relevant non-resident enterprise. However, it is unclear whether the Measures refer to the equity transfer by a non-resident enterprise which is a direct or an indirect shareholder of the said PRC company. Given these Measures, there is a possibility that we may have an obligation to withhold income tax in respect of the dividends paid to non-resident enterprise investors.

Because our business is located in the PRC, we may have difficulty establishing adequate management, legal and financial controls, which are required in order to comply with U.S. securities laws.

PRC companies have historically not adopted a western style of management and financial reporting concepts and practices, which includes strong corporate governance, internal controls and, computer, financial and other control systems. Most of our middle and top management staff are not educated and trained in the Western system, and we may have difficulty in hiring new employees in the PRC with such training. In addition, we may have difficulty in hiring and retaining a sufficient number of qualified employees to work in the PRC. As a result of these factors, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet Western standards. Therefore, we may, in turn, experience difficulties in implementing and maintaining adequate internal controls as required under Section 404 of the Sarbanes-Oxley Act of 2002. This may result in significant deficiencies or material weaknesses in our internal controls which could impact the reliability of our financial statements and prevent us from complying with SEC rules and regulations and the requirements of the Sarbanes-Oxley Act of 2002. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our business.

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Investors may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing original actions in China based upon U.S. laws, including the federal securities laws or other foreign laws against us or our management.

Most of our current operations, including the manufacture and distribution of our products, are conducted in China. Moreover, most of our directors and officers are nationals and residents of China Mainland or Hong Kong. All or substantially all of the assets of these persons are located outside the United States and in the PRC. As a result, it may not be possible to effect service of process within the United States or elsewhere outside China upon these persons. In addition, uncertainties exist as to whether the courts of China would recognize or enforce judgments of U.S. courts obtained against us or such officers and/or directors predicated upon the civil liability provisions of the securities laws of the United States or any state thereof, or be competent to hear original actions brought in China against us or such persons predicated upon the securities laws of the United States or any state thereof.

Contract drafting, interpretation and enforcement in China involve significant uncertainties.

We have entered into numerous contracts governed by PRC law, many of which are material to our business. As compared with contracts in the United States, contracts governed by PRC law tend to contain less detail and are not as comprehensive in defining contracting parties’ rights and obligations. As a result, contracts in China are more vulnerable to disputes and legal challenges. In addition, contract interpretation and enforcement in China is not as developed as in the United States, and the result of any contract dispute is subject to significant uncertainties. Therefore, we cannot assure that we will not be subject to disputes under our material contracts, and if such disputes arise, we cannot assure that we will prevail.

We could be liable for damages for defects in our products pursuant to the Tort Liability Law of the PRC

The Tort Liability Law of the People’s Republic of China, which was passed during the 12th Session of the Standing Committee of the 11th National People’s Congress on December 26, 2009, states that manufacturers are liable for damages caused by defects in their products and sellers are liable for damages attributable to their fault. If the defects are caused by the fault of third parties such as the transporter or storekeeper, manufacturers and sellers are entitled to claim for compensation from these third parties after paying the compensation amount.

RISKS RELATED TO OUR CAPITAL STRUCTURE

There is no active trading market for our Common Stock, and there is no assurance of an established public trading market, which would adversely affect the ability of our investors to sell their securities in the public market.

We do not have a liquid market for our Common Stock, and we cannot predict the extent to which an active public market for trading our Common Stock will be achieved or sustained. Our Common Stock is not currently listed or quoted for trading on any national securities exchange or national quotation system. We intend to apply for the listing of our Common Stock on the NASDAQ Capital Market or the NYSE MKT in the future. There is no guarantee that NASDAQ Capital Market, the NYSE MKT, or any other securities exchange or quotation system, will permit our shares to be listed and traded. If we fail to obtain a listing on the NASDAQ Capital Market, we may seek quotation on the OTCQB. FINRA has enacted changes that limit quotations on the OTCQB to securities of issuers that are current in their reports filed with the Securities and Exchange Commission. The effect on the OTCQB of these rule changes and other proposed changes cannot be determined at this time. The OTCQB is an inter-dealer, over-the-counter market that provides significantly less liquidity than a national securities exchange. Quotes for stocks included on the OTCQB are not listed in the financial sections of newspapers. Therefore, prices for securities traded solely on the OTCQB may be difficult to obtain and holders of Common Stock may be unable to resell their securities at or near their original offering price or at any price.

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The market price and trading volume of shares of our Common Stock may be volatile.

When and if an active market develops for our securities, the market price of our Common Stock could fluctuate significantly for many reasons, including reasons unrelated to our specific performance, such as reports by industry analysts, investor perceptions, or announcements by our competitors regarding their own performance, as well as general economic and industry conditions. For example, to the extent that other large companies within our industry experience declines in their share price, our share price may decline as well. Fluctuations in operating results or the failure of operating results to meet the expectations of public market analysts and investors may negatively impact the price of our securities. Quarterly operating results may fluctuate in the future due to a variety of factors that could negatively affect revenues or expenses in any particular quarter, including vulnerability of our business to a general economic downturn; changes in the laws that affect our products or operations; competition; compensation related expenses; application of accounting standards; and our ability to obtain and maintain all necessary regulatory and industry certifications and/or approvals to conduct our business. In addition, when the market price of a company’s shares drops significantly, shareholders could institute securities class action lawsuits against the company. A lawsuit against us could cause us to incur substantial costs and could divert the time and attention of our management and other resources.

If we fail to maintain effective internal controls over financial reporting, the price of our Common Stock may be adversely affected.

We are required to establish and maintain appropriate internal controls over financial reporting. Failure to establish those controls, or any failure of those controls once established, could adversely impact our public disclosures regarding our business, financial condition or results of operations. Any failure of these controls could also prevent us from maintaining accurate accounting records and discovering accounting errors and financial frauds. Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require annual assessment of our internal control over financial reporting. The standards that must be met for management to assess the internal control over financial reporting as effective complex, and require significant documentation, testing and possible remediation to meet the detailed standards. We may encounter problems or delays in completing activities necessary to make an assessment of our internal control over financial reporting. If we cannot assess our internal control over financial reporting as effective, investor confidence and share value may be negatively impacted.

In addition, management’s assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting or disclosure of management’s assessment of our internal controls over financial reporting may have an adverse impact on the price of our common stock.

Compliance with changing regulations of corporate governance and public disclosure will result in additional expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and related SEC regulations, have created uncertainty for public companies and significantly increased the costs and risks associated with accessing the public markets and public reporting. For example, on January 30, 2009, the SEC adopted rules requiring companies to provide their financial statements in interactive data format using the eXtensible Business Reporting Language, or XBRL. Our management team will need to invest significant management time and financial resources to comply with both existing and evolving standards for public companies, which will lead to increased general and administrative expenses and a diversion of management time and attention from revenue generating activities to compliance activities.

Our Common Stock may be considered a “penny stock,” and thereby be subject to additional sale and trading regulations that may make it more difficult to sell.

Our Common Stock may be considered to be a “penny stock” if it does not qualify for one of the exemptions from the definition of “penny stock” under Section 3a51-1 of the Securities Exchange Act for 1934, as amended (the “Exchange Act”), once, and if, it starts trading. Our Common Stock may be a “penny stock” if it meets one or more of the following conditions (i) the stock trades at a price less than $5.00 per share; (ii) it is NOT traded on a “recognized” national exchange; (iii) it is NOT quoted on the Nasdaq Capital Market, or even if so, has a price less than $5.00 per share; or (iv) is issued by a company that has been in business less than three years with net tangible assets less than $5 million.

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The principal result or effect of being designated a “penny stock” is that securities broker-dealers participating in sales of our Common Stock will be subject to the “penny stock” regulations set forth in Rules 15-2 through 15g-9 promulgated under the Exchange Act. For example, Rule 15g-2 requires broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document at least two business days before effecting any transaction in a penny stock for the investor’s account. Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult and time consuming for holders of our common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

We do not foresee paying cash dividends in the foreseeable future and, as a result, our investors’ sole source of gain, if any, will depend on capital appreciation, if any.

We do not plan to declare or pay any cash dividends on our shares of Common Stock in the foreseeable future and currently intend to retain any future earnings for funding growth. As a result, investors should not rely on an investment in our securities if they require the investment to produce dividend income. Capital appreciation, if any, of our shares may be investors’ sole source of gain for the foreseeable future. Moreover, investors may not be able to resell their shares of our Common Stock at or above the price they paid for them.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this report, including in the documents incorporated by reference into this report, includes some statement that are not purely historical and that are forward-looking statements. Such forward-looking statements include, but are not limited to, statements regarding our and our management’s expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, results of operations, and the expected impact of the Share Exchange on the parties’ individual and combined financial performance. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this report are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties’ control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including, without limitation, those risk factors set forth in this report under the sections entitled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business.”

Should one or more of these risks or uncertainties materialize, or should any of the parties’ assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

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ADDITIONAL DISCLOSURE

For additional information that would be required if the Company were filing a general form for registration of securities on Form 10, see Item 2.02 for “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and Item 3.02 for a description of the Company’s securities post-Share Exchange and related discussion of market price, all incorporated by reference herein. Required disclosure regarding the impact of the Share Exchange on the Company’s directors, executive officers, control persons and related compensation and beneficial ownership issues are addressed in Item 5.01, incorporated by reference herein. Attention is also directed to Item 9.01, which provides the audited financial statements of Jinke as of and for the years ended December 31, 2013 and 2012 and the nine months ended September 30, 2014.

Item 2.02	Results of Operations and Financial Condition.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with the consolidated financial statements and the related notes of Jinke appearing in Item 9.01 of this report. Some of the information contained in this discussion and analysis or set forth elsewhere in this report, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. You should read the “Risk Factors” section included in Item 2.01 of this report for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Company Overview

As a result of the Share Exchange, we are a high-tech enterprise specializing in the R&D, production and marketing of polymer Li-ion batteries. We have a research and development team led by PhD and MS-level experts, and we possesses advanced production equipment and the state-of-the-art technologies. Currently, Jinke boasts approximately 11,531 square meters of workshop, with a daily production of all models of polymer Li-ion batteries over 50,000. Approximately 70% of our products are sold in China, and approximately 30% are sold overseas to Central Asia, U.S. and European markets.

The polymer Li-ion battery produced by our company has passed the international safety certification such as SGS, CE, ROHS. They are widely applied to portable DVD, notebook PC, mobile phone, Bluetooth product, MP3, MP4, PDA, digital camera, digital video camera, digital learning machine, electronic dictionary and other digital products as well as model plane, electric tool, electric toy and electric bikes. Our management systems of design, R&D, production and service are established in accordance with the ISO9001 standard. They ensure all stages in polymer Li-ion battery production comply with the international standard so as to guarantee our products’ stable performance, reliable quality and effective cost.

During 2012-2013, we invested around $500,000 in improving equipment such as coating applicators, and roller press machines that will improve our efficiency and production capacity. The equipment has been installed and have improved the quality of our products, as well as increased our production capacity by 100%.

Going Concern

The audited consolidated financial statements for the fiscal years ended December 31, 2013 and 2012 and the unaudited consolidated financial statements for the three and nine months ended September 30, 2014 and 2013 have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the discharge of liabilities in the normal course of business for the foreseeable future.

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As of December 31, 2013 and September 30, 2014, the Company has an accumulated loss of $3,289,029 and $3,813,442, respectively, due to the fact that the Company incurred losses over the past several years. Such losses have affected the Company's ability to pay PRC government tax and outstanding loans.

The losses are mainly attributable to Jinke’s investments in equipment and R&D during the reporting periods. We have also invested significantly in building our own sales and marketing network, including the expansion into the Northern Chinese market and the establishment of a branch office in Shanghai.

Results of Operations

Results of Operation for the year ended December 31, 2013 compared with the year ended December 31, 2012

Total Revenue

During the year ended December 31, 2013, we generated $5,036,674 in revenue, as compared to $5,734,891 for the year ended December 31, 2012, representing a decrease of $698,217 or approximately 12.0%. The decrease in sales was mainly due to more rigorous customer screening in 2013. As a result, the number of customers decreased and overall sales decreased.

Gross Profit

The gross profit was $525,224 for the year ended December 31, 2013, as compared to $321,364 for the year ended December 31, 2012, representing an increase of $203,860, or 63.4%. The gross profit margin increased from 5.60% to 10.43%. The increase in gross profit margin was mainly due to the screening of customers discussed above.

Expenses

Our general and administrative expenses ("G&A expenses") were $615,104 during the year ended December 31, 2013, as compared to $453,978 during the year ended December 31, 2012, representing an increase of $59,457, or 35.5%. The increase in G&A expenses was mainly due to the employment of additional R&D staff to develop new products.

Net Income

Net loss of $300,664 was recorded during the year ended December 31, 2013 as compared to net loss of $285,345 during the year ended December 31, 2012, representing an increase of $15,319, or 5.4%. The increase in net loss was mainly due to investments in R&D and expenses incurred in expanding Jinke’s sales and marketing network.

Results of Operation for the three months ended September 30, 2014 compared with three months ended September 30, 2013

Total Revenue

During the three months ended September 30, 2014, revenue was $1,217,939 as compared to $888,754 during the same period in 2013, representing an increase of $329,185, or 37.2%.  The increase of revenue during the three months ended September 30, 2014, was mainly due to the increase in number of customers and sales volume.

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Gross Profit

The gross profit was $19,291 for the three months ended September 30, 2014 as compared to $61,735 during the same period of 2013, representing a decrease of $42,444, or 68.8%.  The decrease in gross profit was mainly due to the increase R&D and marketing expenses.

Expenses

Our general and administrative expenses (“G&A expenses”) were $276,011 during the three months ended September 30, 2014 as compared to $117,828 during the three months ended September 30, 2013, representing an increase of $158,183, or 134%.  The increase of expenses was mainly due to expenses incurred in the improvement of ultra-sound machines used to glue together shells of batteries and automatic adhesive-bonding machine used to glue together laminated aluminum film of battery cells equipment to meet national high-tech enterprise standards, new customer development and advertisements.

Net Income

Net loss of $307,499 was recorded during the three months ended September 30, 2014 as compared to a net loss of $104,016 during the three months ended September 30, 2013, representing an increase of $203,483, or 195.6%.  The increase of net loss was mainly due to the acquisition of new equipment and molds.

Results of Operation for the nine months ended September 30, 2014 compared with nine months ended September 30, 2013

Total Revenue

During the nine months ended September 30, 2014, revenue was $3,275,153 as compared to $3,595,616 during the same period in 2013, representing a decrease of $320,463, or 8.9%. The decrease of revenue during the nine months ended September 30, 2014, was mainly due to the decrease in domestic orders.

Gross Profit

The gross profit was $129,045 for the nine months ended September 30, 2014, as compared to $347,730 during the same period of 2013, representing a decrease of $218,685, or 62.9%.  The movement in gross profit was mainly due to the decrease in revenue as explained above.

Expenses

Our general and administrative expenses (“G&A expenses”) were $531,313 during the nine months ended September 30, 2014 as compared to $398,262 during the nine months ended September 30, 2013, representing an increase of $133,051, or 33%. The increase was primarily attributable to an increase in employee salaries due to a change in governmental wage policy.

Net Income

Net loss of $524,414 was recorded during the nine months ended September 30, 2014 as compared to a net loss of $137,263 during the nine months ended September 30, 2013.  The increase of net loss mainly due to the The increase of expenses was mainly due to expenses incurred in R&D and patent applications to meet national high-tech enterprise standards, new customer development and advertisements.

Liquidity and Capital Resources

Cash used in operating activities was $2,379,889 during the nine months ended September 30, 2014 as compared to $827,100 during the same period of 2013, representing an increase of $1,552,789, or 187.7%. The increase was primarily attributable to an increase in purchases of raw materials, in part in advance of an expected increase in raw material prices, and in part in preparation for the execution of customer orders received for delivery in 2015. Such orders were higher than the number of orders received during the comparable period in 2014.

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Cash used in operating activities during the first nine months of 2013 mainly resulted from a net loss of $137,263, plus adjustments for net increase in current liabilities (accrued liabilities and other payables) of $3,708,274, offset by net increase in current assets (other receivables, amounts due from a related party, purchase deposit and inventories) of $4,398,111.

Cash provided by operating activities was a net loss of $524,414 during the nine months ended September 30, 2014, compared to a net loss of $137,263 during the same period of 2013, representing an increase of $387,151, or 282.1%. Cash provided by operating activities during the first nine months of 2014 mainly resulted from net loss of $524,414, plus adjustments for depreciation and amortization of $56,413, a net increase in current assets (other receivables, amounts due from a related party, purchase deposit, inventories) of $1,645,998, and a net decrease in current liabilities (accrued liabilities and other payables and tax payables) of $265,890.

Cash used in investing activities was $27,552 for the first nine months of 2014 as compared to $26,353 used in the same period of 2013, representing an increase of $1,199, or 4.5%.  Cash used in investing activities during the first nine months of 2014 mainly resulted from $21,489 in equipment purchases and an increase in deposits of $6,063. Cash used in investing activities during the nine months period of 2013 resulted solely from equipment purchases.

Cash provided by financing activities was $2,179,733 for the first nine months of 2014 as compared to $634,017 provided by the same period of 2013, representing an increase of $1,545,716, or 243.8%.  Cash provided by financing activities during the first nine months of 2014 mainly resulted from $2,369,133 in loan proceeds from related parties and $5,858 in proceeds from loans, partially offset by the repayment of $195,258 in outstanding loans. Cash provided by financing activities during the nine months period of 2013 was resulted from $715,745 in loan proceeds, partially offset by loan repayments to related parties of $81,728.

Critical Accounting Policies

Our significant accounting policies are summarized in Notes 2 of our financial statements for the year ended December 31, 2013 and the period ended September 30, 2014, included as Exhibits 99.1 and 99.2, respectively, to this report. Our financial statements and related public financial information are based on the application of accounting principles generally accepted in the United States ("GAAP"). GAAP requires the use of estimates; assumptions, judgments and subjective interpretations of accounting principles that have an impact on the assets, liabilities, revenues and expense amounts reported. These estimates can also affect supplemental information contained in our external disclosures including information regarding contingencies, risk and financial condition. We believe our use of estimates and underlying accounting assumptions adhere to GAAP and are consistently and conservatively applied. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ materially from these estimates under different assumptions or conditions. We continue to monitor significant estimates made during the preparation of our financial statements.

Recent Accounting Pronouncements

Please refer to Note (v) to Consolidated Financial Statements for the years ended December 31, 2013 and 2012 and the periods ended September 30, 2014 and 2013.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements, financings, or other relationships with unconsolidated entities or other persons or special purpose entities.

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Item 3.02	Unregistered Sales of Equity Securities.

As of January 28, 2015, pursuant to the terms of the Share Exchange Agreement, we had issued an aggregate of 20 million shares of our Common Stock to the Jinke Shareholder in exchange for 51% of the issued and outstanding securities of Jinke. All of the securities issued pursuant to the Share Exchange Agreement were offered and issued in reliance upon the exemption from registration pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Regulation S promulgated thereunder.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue 1,000,000,000 shares of Common Stock, $0.01 par value per share. As of the date of this report, there are 125,213,776 shares of Common Stock issued and outstanding. Each outstanding share of Common Stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by their holders at meetings of the stockholders.

All shares of common stock have equal rights and privileges with respect to voting, liquidation and dividend rights. Each share of common stock entitled the hold thereof (a) to one non-cumulative vote for each share held of record on all matters submitted to a vote of the stockholders; (b) to participate equally and to receive any and all such dividends as may be declared by the board of directors; and (c) to participate pro rata in any distribution of assets available for distribution upon liquidation. Holders of our common stock have no preemptive rights to acquire additional shares of common stock or any other securities. Our common stock is not subject to redemption and carries no subscription or conversion rights.

In addition, such authorized but unissued common shares could be used by the board of directors for defensive purposes against a hostile takeover attempt, including (by way of example) the private placement of shares or the granting of options to purchase shares to persons or entities sympathetic to, or contractually bound to support, management. We have no such present arrangement or understanding with any person. Further, the common shares may be reserved for issuance upon exercise of stock purchase rights designed to deter hostile takeovers, commonly known as a “poison pill.”

At the completion of the Share Exchange, our officers and directors collectively own approximately 44.5% of the outstanding shares of our Common Stock on an undiluted basis. Accordingly, these stockholders are in a position to control all of our affairs.

MARKET PRICE OF AND DIVIDENDS ON THE COMPANY’S COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Our common stock trades in the OTC Pink marketplace under the symbol "CNCT". The OTC Pink marketplace is a quotation service that displays real-time quotes, last-sale prices, and volume information in over-the-counter ("OTC") equity securities. An OTC Pink equity security generally is any equity that is not listed or traded on a national securities exchange.

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Price Range of Common Stock

The following table shows, for the periods indicated, the high and low bid prices per share of our common stock as reported by the OTC Pink quotation service. These bid prices represent prices quoted by broker-dealers on the OTC Pink quotation service. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions, and may not represent actual transactions.

	High	Low
Fiscal Year 2013
First quarter ended March 31, 2013	$0.47	$0.01
Second quarter ended June 30, 2013	$0.07	$0.01
Third quarter ended September 30, 2013	$0.06	$0.01
Fourth quarter ended December 31, 2013	$0.02	$0.01

Fiscal Year 2014
First quarter ended March 31, 2014	$0.01	$0.01
Second quarter ended June 30, 2014	$0.01	$0.01
Third quarter ended September 30, 2014	$0.03	$0.01
Fourth quarter ended December 31, 2014	$0.01	$0.01

Stockholders of Record

As of the date of this report, there were 74 stockholders of record of our Common Stock.

Dividends

There were no dividends paid during the years ended December 31, 2013 or 2012.

Rule 144

In general, under Rule 144 a person, or persons whose shares are aggregated, who is not deemed to have been one of our affiliates at any time during the 90 days preceding a sale and who has beneficially owned shares of our Common Stock for at least six months, including the holding period of any prior owner, except if the prior owner was one of our affiliates, would be entitled to sell all of their shares, provided the availability of current public information about our company.

Sales under Rule 144 may also subject to manner of sale provisions and notice requirements and to the availability of current public information about our company. Any substantial sale of Common Stock pursuant to any resale registration statement or Rule 144 may have an adverse effect on the market price of our Common Stock by creating an excessive supply.

Because we were a shell company with no operations prior to the close of the Share Exchange, sales of our shares must be compliant with Rule 144(i). Pursuant to Rule 144(i), none of our shares of Common Stock may be sold under Rule 144 until January 28, 2016, which is 12 months after the filing of this current report on Form 8-K reporting the closing of the Share Exchange. Additionally, stockholders may not sell our shares pursuant to Rule 144 unless at the time of the sale, we have filed all reports, other than reports on Form 8-K, required under the Exchange Act with the SEC for the preceding 12 months.

Recent Sales of Unregistered Securities

On December 31, 2013, the Company entered into a Letter Agreement with holders of its convertible debentures, warrants and restricted shares. Pursuant to the agreement, In lieu of the cash consideration of the settlement payment, the Company agreed to pay the Holders any amount of cash equal to $50,000 and 4,600,000 common shares, which shall be evidenced by a certificate bearing a customary securities act legend, in exchange for the cancellation of an aggregate amount of $1,300,000. On January 6, 2014, the Company issued the 4,600,000 shares of the Company’s common stock to the Holders. On January 15, 2014, the sum of $50,000 was paid to the Holders. The convertible bonds and bond warrants of Holders shall be deemed null and void and of no further force or effect upon satisfaction of the obligations of the Company under the Letter Agreement.

The Company issued 1,000,000 shares, 5,000,000 shares, 6,000,000 shares and 6,000,000 shares of common stock to Appinero LLC, Chunling Au, IT Appraiser Corp. and Surf Financial Group LLC in March 2013 for the cancellation and purchase of certain debt. Since the Company has not received payment for these issuances, the Company recorded them as subscription receivables. The Company authorized Mr. Hinman Au to collect on behalf of the Company the subscription proceeds and he entered into a Letter of Commitment with the Company assuring the collection of such proceeds. In the third quarter of 2013, the Company determined that the subscription receivable was impaired, and accordingly, has written off the amount from its accounts; however, should the Company deem further action is necessary, the Company reserves the right to pursue Mr. Himnan Au in the future for the delinquent subscription proceeds.

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The Company determined that the securities described above were issued in transactions that were exempt from registration under the Securities Act. The issuance of our securities in settlement of these accounts was made pursuant to Regulation S, Section 4(a)(2) and Rule 506(b) of the Securities Act.

Item 5.01	Changes in Control of Registrant.

OVERVIEW

Although the Share Exchange did not result in a change in control of our company, for accounting purposes, the Share Exchange is being treated as a reverse acquisition.

At the consummation of the aforementioned Share Exchange, the size of the Board of Directors was increased to four directors, and Guangyuan Liu was appointed as a director of the Company. For complete information regarding our new officers and directors, refer to “Executive Officers, Directors and Key Employees” below under this Item 5.01.

A copy of the Exchange Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K. The transactions contemplated by the aforementioned Exchange Agreement were intended to be a “tax-free” reorganization pursuant to the provisions of Sections 351 and/or 368(a) of the Internal Revenue Code of 1986, as amended.

EXECUTIVE OFFICERS, DIRECTORS AND KEY EMPLOYEES

Prior to the Share Exchange, Yankuan Li, Yuan Zhao and Dong Liu served as directors of the Company and Ms. Li served as President and Chief Executive Officer. Upon the closing of the aforementioned Share Exchange, Mr. Guangyuan Liu, General Manager of Jinke, was named to the Board of Directors of the Company. Ms. Li and Mr. Zhao remained as members of our Board of Directors.

Upon closing of the Share Exchange, our executive officers and directors are:

Name	Age	Position	Position Since

Yankuan Li	54	President, Chief Executive Officer and Director	January 2007
Dong Liu	42	Chairman	March 2012
Yuan Zhao	32	Director	March 2012
Guangyuan Liu	55	Director	January 2015
Jane Yu	41	Chief Financial Officer and Secretary	March 2013

Background of Officers and Directors

The following is a brief summary of the background of each director and executive officer of the Company:

Yankuan Li was appointed as and has been our President, Chief Executive Officer and Director since January 2007. She was appointed as our chief financial officer on April 15, 2010 and then subsequently resigned on March 30, 2012. She has been the Chairman of Guangzhou Global Telecommunication Company Limited since 2005. From 2004-2005, she was the General Manager of Guangzhou YueShen TaiYang Technology Ltd., a subsidiary of Pacificnet Inc. (Nasdaq: PACT). From 2003-2004, she was Managing Director of the phone card division of Guangzhou Trading Center of Renwoxing, responsible for phone cards. From 2000-2003, she was Department Manager of the Industrial and Commercial Bank of China Guangzhou Branch. Ms. Li holds a bachelor degree in Business Management of Beijing United University in 1998.

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Dong Liu was appointed as our Chairman of the Board of Directors on March 30, 2012. Mr. Liu was the Director and General Manager of Shenzhen Rongxin Investment Company Limited, a company mainly engaged in the wholesale and distribution of mineral water and trading of wine in China since 2009.  Mr. Liu had previously worked for China's state-owned enterprises in Hainan Province and Shenzhen for more than 10 years and participated in business development of many government- sponsored projects of various industries.

Yuan Zhao was appointed as our Director on March 30, 2012. Mr. Zhao was the Director of Guangzhou Rongxin Science and Technology Limited, a company mainly engaged in distribution of rechargeable phone cards and prepaid subway tickets in Guangzhou City, China since 2010.  Previously, Mr. Zhao studied BBA in Singapore.  He was a business consultant for a Singapore investment company, Huantong Singapore Co. Ltd.

Jane Yu, was appointed our Chief Financial Officer and Secretary as of March 5, 2013. She has been a manager in the auditing department of Shanghai KRC Business Consulting Co., Ltd. and Shanghai KRC Certified Public Accountant Co., Ltd. since December 2007. From December 2004 to November 2007, Ms. Yu worked as the Project Manager at Wanlong Certified Public Accountants Co., Ltd. From October 1999 to October 2004, Ms. Yu was an accountant at Rheinland (Shanghai) Co., Ltd. Prior to 1999, Ms. Yu worked for Bartech Data Information Co., Ltd, CITIC Bank and Hong Kong Dao Heng Bank Group Ltd. as an executive assistant, bank teller, and accountant, respectively. Ms. Yu is a Certified Public Accountant and is familiar with U.S. GAAP, IFRS, and PRC GAAP.

Guangyuan Liu was appointed as our Director on January 28, 2015. Mr. Liu has been the General Manager and founder of Jinke since 2005. Before founding Jinke, he was the General Manager of Huizhou Lelansha Cosmetics Co., LTD. from 2002 to 2005.

Committees and Meetings

We do not have a standing audit committee of the Board of Directors. We do not have a financial expert serving on the Board of Directors or employed as an officer based on management's belief that the cost of obtaining the services of a person who meets the criteria for a financial expert under Item 407(d) of Regulation S-K is beyond its limited financial resources and the financial skills of such an expert are simply not required or necessary for us to maintain effective internal controls and procedures for financial reporting in light of the limited scope and simplicity of accounting issues raised in its financial statements at this stage of its development.

Family Relationships

Mr. Yuan Zhao is the son-in-law of Ms. Yankuan Li, our president and chief executive officer.

Involvement in Certain Legal Proceedings

 To the best of our knowledge, other than as disclosed below, none of our directors or executive officers has, during the past ten years:

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

●	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

●	been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

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●	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

On October 9, 2014, Dong Liu, the Chairman of the Board of Directors of the Company, commenced an action individually and on behalf of the Company, against Yankuan Li, the Company’s President, Chief Executive Officer and director, Jiewen Li, Yuan Zhao, a director of the Company, and Jane Yu, the Company’s Chief Financial Officer and Secretary.  In this action, Dong Liu v. Yankuan Li et al., New York County Supreme Court, Index No. 653084/2014, Dong Liu asserted claims sounding in fraud, civil conspiracy to commit fraud, breach of fiduciary duty and unjust enrichment.

Mr. Liu never served the complaint on the individual defendants.  Instead, on November 3, 2014, Dong Liu, by order to show cause, moved for a temporary restraining order and preliminary injunction to enjoin the Company from proceeding with a merger with Jinke, granting Dong Liu unfettered access to the Company’s books and records and permitting him to serve the individual defendants by a method other than those permitted by the New York State Civil Practice and Laws or the Hague Convention on Service Abroad of Judicial and Extrajudicial Documents in Civil and Commercial Matters.  On November 6, 2014, the New York Supreme Court denied the temporary restraining order and set up a briefing schedule to determine the preliminary injunction.

Plaintiff’s motion for a preliminary injunction and the defendants’ cross-motion to dismiss the complaint is presently scheduled for oral argument on February 18, 2015.

Other than as disclosed above, the Company is not aware of any legal proceedings in which any director, nominee, officer or affiliate of the Company, any owner of record or beneficially of more than five percent of any class of voting securities of the Company, or any associate of any such director, nominee, officer, affiliate of the Company, or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

Code of Ethics

We do not have a code of ethics that applies to our officers, employees and directors.

Corporate Governance

The business and affairs of the company are managed under the direction of our board. In addition to the contact information in this annual report, each stockholder will be given specific information on how he/she can direct communications to the officers and directors of the corporation at our annual stockholders meetings. All communications from stockholders are relayed to the members of the board of directors.

Role in Risk Oversight

Our board of directors is primarily responsible for overseeing our risk management processes. The board of directors receives and reviews periodic reports from management, auditors, legal counsel, and others, as considered appropriate regarding our company's assessment of risks. The board of directors focuses on the most significant risks facing our company and our company's general risk management strategy, and also ensures that risks undertaken by our company are consistent with the board's appetite for risk. While the board oversees our company's risk management, management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing our company and that our board leadership structure supports this approach.

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Section 16(a) Beneficial Ownership Reporting Compliance

The Company does not have a class of securities registered under the Exchange Act and therefore its directors, executive officers, and any persons holding more than ten percent of the Company's common stock are not required to comply with Section 16 of the Exchange Act.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning the compensation earned for services rendered to the Company and to Jinke for the two fiscal years ended December 31, 2013 of the principal executive officer, in addition to our two most highly compensated officers whose annual compensation exceeded $100,000, and up to two additional individuals, as applicable, for whom disclosure would have been required but for the fact that the individual was not serving as an executive officer of the registrant at the end of the last fiscal year.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Yankuan Li, Chief Executive Officer and	2013	29,500	81,900	-	-	-	-	-	111,400
Director	2012	-	-	-	-	-	-	-	-

Guangyuan Liu,	2013	-	-	-	-	-	-	-	-
Director	2012	-	-	-	-	-	-	-	-

Outstanding Equity Awards at 2013 Fiscal Year End

There were no outstanding equity awards for the fiscal year ended December 31, 2013.

Director Compensation

The Company has not compensated any of its directors for service on the Board of Directors. Management directors are not compensated for their service as directors; however they may receive compensation for their services as employees of the Company. The compensation received by our management directors is shown in the "Summary Compensation Table" above.

Employment Agreements

In connection with Ms. Yu's appointment as Chief Financial Officer and Secretary, we entered into an employment agreement (the "Agreement") with Ms. Yu to serve in those positions for a period of one year, on a part-time basis. Ms. Yu's Agreement expires on March 4, 2014 and calls for a monthly salary of RMB $5,000, or approximately $800. Additionally, the Company agreed to issue Ms. Yu 500,000 shares of the Company's common stock upon execution of the Agreement. The foregoing descriptions of the terms of the Agreement does not purport to be complete and is qualified in its entirety by reference to the provisions of such agreement filed as Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 27, 2013.

We do not have any other employment agreements with our officers or directors.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following table presents the balances of the Company due to and from related parties since the beginning of the Company’s fiscal year ended December 31, 2012:

	September 30,	December 31,	December 31,
Due to related parties	2014	2013	2012

Li, Yankuan	$271,922	$234,711	$234,711
Liu Guangyuan	7,142,687	4,810,132	4,810,132

Total due to related parties	$7,414,609	$5,044,843	$5,044,843

Mr. Liu Guangyuan, the controlling owner of Jinke prior to the Share Exchange, has provided interest free unsecured loans to the Company. There is no due date on these loans.

Ms. Yankuan Li, CEO and Director of the Company, made advances to the Company to help fund the Company prior operations. These advances are unsecured and interest free. There is no due date for repayment.

Policy for Approval of Related Party Transactions

Our board of directors is charged with reviewing and approving all potential related party transactions.  All such related party transactions must then be reported under applicable SEC rules. We have not adopted other procedures for review, or standards for approval, of such transactions, but instead review them on a case-by-case basis.

INDEMNIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS AND LIMITATION OF LIABILITY

The Florida Business Corporation Act provides that a person who is successful on the merits or otherwise in defense of an action because of service as an officer or director of a corporation, such person is entitled to indemnification of expenses actually and reasonably incurred in such defense. F.S. 607.0850(3).

Such act also provides that the corporation may indemnify an officer or director, advance expenses, if such person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to a criminal action, had no reasonable cause to believe his conduct was unlawful. F.S. 607.0850(1)(2).

A court may order indemnification of an officer or director if it determines that such person is fairly and reasonably entitled to such indemnification in view of all the relevant circumstances. F.S. 607.0850(9).

Our Articles of Incorporation provide that, to the fullest extent permitted by law, none of our directors or officers shall be personally liable to us or our shareholders for damages for breach of any duty owed to our shareholders or us. In addition, we have the power, by our by-laws or in any resolution of our shareholders or directors, to undertake to indemnify the officers and directors of ours against any contingency or peril as may be determined to be in our best interest and in conjunction therewith, to procure, at our expense, policies of insurance. At this time, no statute or provision of the by-laws, any contract or other arrangement provides for insurance of any of our controlling persons, directors or officers that would affect his or her liability in that capacity.

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Indemnification Against Public Policy

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers or person controlling us, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the act and is therefore unenforceable.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT FOLLOWING THE SHARE EXCHANGE

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of Common Stock subject to options and warrants held by that person that are currently exercisable or become exercisable within 60 days of the closing of the Share Exchange on January 28, 2015 are deemed outstanding even if they have not actually been exercised. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

Immediately prior to the closing of the Share Exchange, we had outstanding 121,213,776 shares of Common Stock, no shares of preferred stock, no options and no warrants to purchase shares of Common Stock. Such number includes16,000,000 shares, representing a portion of the consideration for the Company’s acquisition of 51% of the equity interest of Jinke, which were delivered to the Jinke Shareholder prior to closing. Immediately after the closing of the Share Exchange, we had 125,213,776 shares of Common Stock, no shares of preferred stock, no options and no warrants to purchase shares of our Common Stock issued and outstanding.

The following table sets forth certain information with respect to beneficial ownership of our Common Stock immediately after the closing of the Share Exchange based on issued and outstanding shares of Common Stock, by:

●	Each person known to be the beneficial owner of 5% or more of our outstanding Common Stock;

●	Each executive officer;

●	Each director; and

●	All of the executive officers and directors as a group.

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Unless otherwise indicated, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the stockholder’s name, subject to community property laws, where applicable. Unless otherwise indicated, the address of each stockholder listed in the table is c/o China Teletech Holding, Inc. _________________________.

Class	Name and Address	Number of Common Shares Beneficially Owned Pre-Exchange		Number of Common Shares Beneficially Owned Post-Exchange		Percent of Class Post-Exchange (1)
	Directors and Officers
Common Stock	Yankuan Li, President, Chief Executive Officer and Director	12,796,021		12,796,021		10.22%
Common Stock	Yuan Zhao, Director	20,943,100	(2)	20,943,100	(2)	16.73%
Common Stock	Jane Yu, Chief Financial Officer	2,000,000		2,000,000		1.60%
Common Stock	Guangyuan Liu, Director	16,000,000	(3)	20,000,000		15.97%
Common Stock	All directors and executive officers as a group (4 persons)	52,239,121		56,239,121		44.52%

	5% Holders
Common Stock	Yau Kwong Lee	7,900,000		7,900,000		6.30%
Common Stock	Huijie Li	6,500,000		6,500,000		5.19%

*	less than 1%.
(1)	Based on 125,213,776 shares of common stock issued and outstanding as of January 28, 2015.
(2)	Including 843,100 shares held by his wife.
(3)	Represents a portion of consideration for 51% of the equity interest of Jinke pursuant to the Share Exchange, which was issued prior to closing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Please refer to Item 2.01 - “Completion of Acquisition or Disposition of Assets “- “Our Directors and Executive Officers” above, which description is in its entirety incorporated by reference to this Item 5.02 of this report.

Item 5.06	Change in Shell Company Status

Prior to the closing of the Share Exchange, the Company was a “shell company” as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act. As described above in Item 2.01, which is incorporated herein by reference into this Item 5.06, the Company ceased being a shell company upon the completion of the Share Exchange on January 28, 2015.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.

FINANCIAL STATEMENTS OF SHENZHEN JINKE ENERGY DEVELOPMENT CO., LTD.

The financial statements of Jinke, as of and for years ended December 31, 2013 and 2012 and the nine months ended September 30, 2014 are provided below. You are encouraged to review the financial statements and related notes of Jinke.

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INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

PAGE
Fiscal Years ended December 31, 2013 and 2012

Report Of Independent Registered Public Accounting Firm	F-3

Consolidated Balance Sheets as of December 31, 2013 and 2012	F-4

Consolidated Statements of Operations for the Years Ended December 31, 2013 and 2012	F-5

Consolidated Statements of Comprehensive Loss for the Years Ended December 31, 2013 and 2012	F-6

Consolidated Statements of Changes in Stockholders’ Equity (Deficit) from January 1, 2012 To December 31, 2013	F-7

Consolidated Statements of Cash Flows for the Years Ended December 31, 2013 and 2012	F-8

Notes To Consolidated Financial Statements as of and for the Years Ended December 31, 2013 and 2012	F-9 - F-15

Nine Months Ended September 30, 2014

Report Of Independent Registered Public Accounting Firm	F-18

Consolidated Balance Sheets as of September 30, 2014 and December 31, 2013	F-19

Consolidated Statements of Operations for the Three and Nine Months Ended September 30, 2014 and 2013	F-20

Consolidated Statements of Comprehensive Loss for the Three and Nine Months Ended September 30, 2014 and 2013	F-21

Consolidated Statements of Cash Flows for the Three and Nine Months Ended September 30, 2014 and 2013	F-22

Notes To Consolidated Financial Statements as of September 30, 2014 and December 31, 2013	F-23 - F-29

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SHENZHEN JINKE ENERGY DEVELOPMENT CO., LTD.

audited Financial statements

December 31, 2013 AND 2012

(STATED IN U.S. DOLLARS)

F-1

SHENZHEN JINKE ENERGY DEVELOPMENT CO., LTD.

F-2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To:	Board of Directors and Stockholders of

Shenzhen Jinke Energy Development Co., Ltd

We have audited the accompanying balance sheets of Shenzhen Jinke Energy Development Co., Ltd as of December 31, 2013 and 2012, and the related statements of operations, comprehensive loss, stockholders’ equity, and cash flows for each of the years ended December 31, 2013 and 2012. Shenzhen Jinke Energy Development Co., Ltd’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Shenzhen Jinke Energy Development Co., Ltd as of December 31, 2013 and 2012, and the results of its operations and its cash flows for each of the years ended December 31, 2013 and 2012 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 9 to the financial statements, the Company had incurred substantial losses in previous years and has a working capital deficit, all of which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 9. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

San Mateo, California	WWC, P.C.
December 1, 2014	Certified Public Accountants

F-3

SHENZHEN JINKE ENERGY DEVELOPMENT CO., LTD

BALANCE SHEETS

AS OF DECEMBER 31, 2013 AND 2012

(STATED IN U.S. DOLLARS)

	DECEMBER 31,	DECEMBER 31,
	2013	2012

ASSETS
Current assets
Cash and equivalents	$539,429	$363,439
Accounts receivable	2,121,907	1,482,423
Inventory	4,448,776	4,087,058
Other receivables and prepaid expenses	19,639	102,499
Advances to suppliers	2,401,558	1,819,266
Total current assets	9,531,309	7,854,685

Non-current assets
Plant and equipment, net	358,354	394,970
Other assets	125,049	-
TOTAL ASSETS	$10,014,712	$8,249,655

LIABILITIES AND EQUITY
Current liabilities
Short-term loans	$2,454,831	$1,253,749
Notes payable	239,591	380,886
Accounts and other payables	2,621,859	3,431,396
Advances from customers	1,630,534	933,300
Taxes payable	7,550	11,729
Due to related parties	4,810,132	3,640,038
Total current liabilities	11,764,497	9,651,098

TOTAL LIABILITIES	$11,764,497	$9,651,098

STOCKHOLDERS' EQUITY
Registered capital	1,240,726	1,240,726
Accumulated other comprehensive income	298,518	346,196
Accumulated deficit	(3,289,029)	(2,988,365)
TOTAL STOCKHOLDERS' EQUITY	(1,749,785)	(1,401,443)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$10,014,712	$8,249,655

See Notes to Financial Statements and Accountants’ Report

F-4

SHENZHEN JINKE ENERGY DEVELOPMENT CO., LTD

STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

(STATED IN U.S. DOLLARS)

	FOR THE YEAR ENDED
	DECEMBER 31,
	2013	2012

Net revenues	$5,036,674	$5,734,891
Cost of sales	4,511,450	5,413,527
Gross profit	525,224	321,364

Selling, general, and administrative expenses	615,104	453,978

Loss from operations	(89,880)	(132,614)

Other income and (expenses)
Other expense	(85,386)	(71,941)
Interest income	25,174	21,399
Interest expense	(150,348)	(102,173)
Other income (expense), net	(210,560)	(152,715)

Loss before income taxes	(300,440)	(285,329)

Income taxes	224	16

Net loss	$(300,664)	$(285,345)

See Notes to Financial Statements and Accountants’ Report

F-5

SHENZHEN JINKE ENERGY DEVELOPMENT CO., LTD

STATEMENTS OF COMPREHENSIVE LOSS

FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

(STATED IN U.S. DOLLARS)

	FOR THE YEAR ENDED
	DECEMBER 31,
	2013	2012

Net loss	$(300,664)	$(285,345)

Other comprehensive income:
Foreign currency translation loss	(47,678)	(9,098)

Comprehensive loss	$(348,342)	$(294,443)

See Notes to Financial Statements and Accountants’ Report

F-6

SHENZHEN JINKE ENERGY DEVELOPMENT CO., LTD

STATEMENTS OF STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

(STATED IN U.S. DOLLARS)

		Accumulated
		Other
	Registered	Comprehensive	Accumulated
	Capital	Income	Deficit	Total

Balance, January 1, 2012	$1,240,726	$355,293	$(2,703,019)	$(1,107,000)
Net loss			(285,345)	(285,345)
Foreign currency translation adjustment		(9,098)		(9,098)
Balance at December 31, 2012	1,240,726	346,195	(2,988,364)	(1,401,443)

Balance, January 1, 2013	1,240,726	346,195	(2,988,364)	(1,401,443)
Net loss			(300,664)	(300,664)
Foreign currency translation adjustment		(47,678)		(47,678)
Balance at December 31, 2013	$1,240,726	$298,517	$(3,289,028)	$(1,749,785)

See Notes to Financial Statements and Accountants’ Report

F-7

SHENZHEN JINKE ENERGY DEVELOPMENT CO., LTD

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

(STATED IN U.S. DOLLARS)

	FOR THE YEARS ENDED
	DECEMBER 31,
	2013	2012

Cash flows from operating activities:
Net loss	$(300,664)	$(285,345)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	89,122	213,289
Allowance of bad debt	16,397	38,011
Changes in operating assets and liabilities:
Accounts receivable	(655,881)	(1,275,173)
Inventory	(361,718)	(16,873)
Advances to suppliers	(582,292)	403,956
Other receivables and prepaid expenses	82,860	(83,608)
Accounts, taxes, and other payable	(813,717)	(3,380,356)
Advances from customers	697,234	924,689
Net cash used in operating activities	(1,828,659)	(3,461,410)

Cash flows from investing activities:
Purchase of equipment	(52,505)	(169,229)
Increase in deposits	(125,049)	-
Net cash provided by (used in) investing activities	(177,554)	(169,229)

Cash flows from financing activities:
Proceeds from loans	2,814,873	-
Repayment of loans	(1,652,920)	(131,576)
Loans from related parties	1,170,094	3,640,038
Proceeds from issuance (repayment of) notes	(141,294)	380,886
Net cash provided by financing activities	2,190,753	3,889,348

Effect of exchange rate changes on cash & equivalents	(8,550)	(9,099)

Net increase (decrease) in cash and equivalents	175,990	249,610

Cash and equivalents, beginning of year	363,439	113,829

Cash and equivalents, end of year	$539,429	$363,439

SUPPLEMENTARY DISCLOSURES:
Interest received	$25,174	$21,399
Interest paid	$150,348	$102,173
Income tax paid	$224	$16

See Notes to Financial Statements and Accountants’ Report

F-8

SHENZHEN JINKE ENERGY DEVELOPMENT CO., LTD

NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2013 AND 2012

1.	ORGANIZATION AND PRINCIPAL ACTIVITIES

Shenzhen Jinke Energy Development Co., Ltd (the “Company) was incorporated under the laws of People’s Republc of China on January 6, 2006.

The Company’s primary operations are to manufacture and engage in the research and development of lithium-ion polymer batteries, micro batteries, and smart cards through its manufacturing facilities in Shenzhen, Guangdong Province, China. The products are sold to domestic manufacturers for use in consumer products.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Method of Accounting

The Company maintains its general ledger and journals with the accrual method of accounting for financial reporting purposes. The financial statements and notes are representations of management. Accounting policies adopted by the Company conform to generally accepted accounting principles in the United States of America and have been consistently applied in the presentation of financial statements.

(b)	Economic and Political Risks

The Company’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic, legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, restriction on international remittances, and rates and methods of taxation, among other things.

(c)	Use of Estimates

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting years. These accounts and estimates include, but are not limited to, the estimation on useful lives of property, plant and equipment. Actual results could differ from those estimates.

(d)	Cash and Cash Equivalents

The Company considers all cash and other highly liquid investments with initial maturities of three months or less to be cash equivalents.

(e)	Accounts Receivable

Accounts receivable are recognized and carried at the original invoice amount less allowance for any uncollectible amounts. An allowance for doubtful accounts is made when recovery of the full amount is doubtful.

(f)	Inventories

Inventories are stated at the lower of cost or market value. Cost is computed using the first-in, first-out method and includes all costs of purchase and other costs incurred in bringing the inventories to their present location and condition. Market value is determined by reference to the sales proceeds of items sold in the ordinary course of business or estimates based on prevailing market conditions. The inventories are telecommunication products such as mobile phone, rechargeable phone cards, smart chips, and interactive voice response cards.

F-9

SHENZHEN JINKE ENERGY DEVELOPMENT CO., LTD

NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2013 AND 2012

(g)	Accounting for Impairment of Long-Lived Assets

The Company adopted Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Live Assets” (“SFAS 144”), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with SFAS 144. SFAS 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets.

The long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. It is reasonably possible that these assets could become impaired as a result of technology or other industry changes. Recoverability of assets to be held and used is determined by comparing the carrying amount of an asset to future net undiscounted cash flows to be generated by the assets.

If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. During the reporting periods, there was no impairment loss.

(h)	Revenue Recognition

Revenue from the sale of the products is recognized on the transfer of risks and rewards of ownership, which generally coincides with the time when the goods are delivered to customers and the title has passed.

(i)	Cost of Sales

The Company’s cost of sales is comprised mainly of cost of goods sold.

(j)	Selling Expenses

Selling expenses are comprised of salaries for the sales force, client entertainment, commissions, advertising, and travel and lodging expenses.

(k)	General & Administrative Expenses

General and administrative expenses include executive compensation, general overhead such as the finance department and administrative staff, depreciation, office rental and utilities.

(l)	Advertising

The Company expensed all advertising costs as incurred.

(m)	Foreign Currency Translation

The Company maintains its financial statements in the functional currency, which is the Renminbi (RMB). Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet dates. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchanges rates prevailing at the dates of the transaction. Exchange gains or losses arising from foreign currency transactions are included in the determination of net income for the respective periods.

F-10

SHENZHEN JINKE ENERGY DEVELOPMENT CO., LTD

NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2013 AND 2012

For financial reporting purposes, the financial statements of the Company, which are prepared using the functional currency, have been translated into United States dollars. Assets and liabilities are translated at the exchange rates at the balance sheet dates and revenue and expenses are translated at the average exchange rates and stockholders’ equity is translated at historical exchange rates. Translation adjustments are not included in determining net income but are included in foreign exchange adjustment to other comprehensive income, a component of stockholders’ equity.

Exchange Rates	12/31/2013	12/31/2012
Period end RMB : US$ exchange rate	6.1140	6.3011
Average period RMB : US$ exchange rate	6.1982	6.3034

RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into US$ at the rates used in translation.

(n)	Income Taxes

The Company uses the accrual method of accounting to determine and report its taxable reduction of income taxes for the year in which they are available. The Company has implemented Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes. Income tax liabilities computed according to the United States, People’s Republic of China (PRC), and British Virgin Islands (BVI) tax laws are provided for the tax effects of transactions reported in the financial statements and consists of taxes currently due plus deferred taxes related primarily to differences between the basis of fixed assets and intangible assets for financial and tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will be either taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes also are recognized for operating losses that are available to offset future income taxes. A valuation allowance is created to evaluate deferred tax assets if it is more likely than not that these items will either expire before the Company is able to realize that tax benefit, or that future realization is uncertain.

(o)	Statutory Reserve

Statutory reserve refers to the amount appropriated from the net income in accordance with PRC laws or regulations, which can be used to recover losses and increase capital, as approved, and, are to be used to expand production or operations. PRC laws prescribe that an enterprise operating at a profit, must appropriate, on an annual basis, from its earnings, an amount to the statutory reserve to be used for future company development. Such an appropriation is made until the reserve reaches a maximum equal to 50% of the enterprise’s registered capital.

(p)	Fair Value of Financial Instruments

For certain of the Company’s financial instruments, including cash and equivalents, accounts and other receivables, accounts and other payables, accrued liabilities and short-term debt, the carrying amounts approximate their fair values due to their short maturities. ASC Topic 820, “Fair Value Measurements and Disclosures,” requires disclosure of the fair value of financial instruments held by the Company. ASC Topic 825, “Financial Instruments,” defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

●	Level 1 inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.

F-11

SHENZHEN JINKE ENERGY DEVELOPMENT CO., LTD

NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2013 AND 2012

●	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

●	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The Company analyzes all financial instruments with features of both liabilities and equity under ASC 480, “Distinguishing Liabilities from Equity,” and ASC 815.

As of December 31, 2013 and 2012, the Company did not identify any assets and liabilities that were required to be presented on the balance sheet at fair value.

The Company's financial instruments include cash and equivalents, accounts receivable, accounts payable, and notes payable. Cash and cash equivalents consist deposits financial institutions with original maturities of three months or less. Management estimates the carrying amounts of the non-related party financial instruments approximate their fair values due to their short-term nature.

(q)	Other Comprehensive Income (Loss)

The Company’s functional currency is the Renminbi (“RMB”). For financial reporting purposes, RMB were translated into United States Dollars ("USD" or “$”) as the reporting currency. Assets and liabilities are translated at the exchange rate in effect at the balance sheet date. Revenues and expenses are translated at the average rate of exchange prevailing during the reporting period. Translation adjustments arising from the use of different exchange rates from period to period are included as a component of stockholders' equity as "Accumulated other comprehensive income (loss)". Gains and losses resulting from foreign currency transactions are included in income.

The Company uses FASB ASC Topic 220, “Reporting Comprehensive Income”. Comprehensive income (loss) is comprised of net income (loss) and all changes to the statements of stockholders’ equity, except the changes in paid-in capital and distributions to stockholders due to investments by stockholders. Comprehensive loss for the years ended December 31, 2013 and 2012 included net loss and foreign currency translation adjustments.

(r)	Goodwill

Goodwill represents the excess of the purchase price over the fair value of the net tangible and identifiable assets acquired in a business combination. In accordance with Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets", goodwill is no longer subject to amortization. Rather, goodwill is subject to at least an annual assessment for impairment, applying a fair-value based test. Fair value is generally determined using a discounted cash flow analysis.

(s)	Recent Accounting Pronouncements

In April 2014, the Financial Accounting Standards Board (“FASB”) has issued Accounting Standards Update (ASU) No. 2014-08, Presentation of Financial Statements (Topic 205) and Property, Plant, and Equipment (Topic 360): Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity. Under the new guidance, only disposals representing a strategic shift in operations should be presented as discontinued operations. The new guidance also requires disclosure of the pre-tax income attributable to a disposal of a significant part of an organization that does not qualify for discontinued operations reporting. The amendments in the ASU are effective in the first quarter of 2015 for public organizations with calendar year ends. Early adoption is permitted. The Company does not expect the adoption of this guidance will have a significant impact on the Company’s financial statements.

F-12

SHENZHEN JINKE ENERGY DEVELOPMENT CO., LTD

NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2013 AND 2012

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers: Topic 606. This Update affects any entity that either enters into contracts with customers to transfer goods or services or enters into contracts for the transfer of nonfinancial assets, unless those contracts are within the scope of other standards. The guidance in this Update supersedes the revenue recognition requirements in Topic 605, Revenue Recognition and most industry-specific guidance. The core principle of the guidance is that an entity should recognize revenue to illustrate the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The new guidance also includes a cohesive set of disclosure requirements that will provide users of financial statements with comprehensive information about the nature, amount, timing, and uncertainty of revenue and cash flows arising from a reporting organization’s contracts with customers. This ASU is effective retrospectively for the Company for fiscal years, and interim periods within those years beginning after December 15, 2016. Management is evaluating the effect, if any, on the Company’s financial position and results of operations.

In June 2014, the FASB issued ASU No. 2014-12, Compensation-Stock Compensation: Topic 718. This amendment requires that a performance target that affects vesting and that could be achieved after the requisite service period be treated as a performance condition. This ASU is effective for annual periods and interim periods within those annual periods beginning after December 15, 2015. Earlier adoption is permitted. The Company does not expect the adoption of this guidance will have a significant impact on the Company’s financial statements.

In August 2014, the FASB issued ASU No. 2014-15, “Disclosure of Uncertainties About an Entity’s Ability to Continue as a Going Concern” (“ASU 2014-15”), which requires management to perform interim and annual assessments of an entity’s ability to continue as a going concern within one year of the date the financial statements are issued and provides guidance on determining when and how to disclose going concern uncertainties in the financial statements. Certain disclosures will be required if conditions give rise to substantial doubt about an entity’s ability to continue as a going concern. ASU 2014-15 applies to all entities and is effective for annual and interim reporting periods ending after December 15, 2016, with early adoption permitted. The Company does not expect that the adoption of this standard will have a material effect on the Company’s financial statements.

In November 2014, FASB issued Accounting Standards Update No. 2014-16, Derivatives and Hedging (Topic 815): Determining Whether the Host Contract in a Hybrid Financial Instrument Issued in the Form of a Share Is More Akin to Debt or to Equity (a consensus of the FASB Emerging Issues Task Force).The amendments permit the use of the Fed Funds Effective Swap Rate (also referred to as the Overnight Index Swap Rate, or OIS) as a benchmark interest rate for hedge accounting purposes. Public business entities are required to implement the new requirements in fiscal years (and interim periods within those fiscal years) beginning after December 15, 2015. All other types of entities are required to implement the new requirements in fiscal years beginning after December 15, 2015, and interim periods beginning after December 15, 2016. The Company does not expect the adoption of ASU 2014-16 to have material impact on the Company's financial statement.

F-13

SHENZHEN JINKE ENERGY DEVELOPMENT CO., LTD

NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2013 AND 2012

3.	ACCOUNTS RECEIVABLES

	December 31,	December 31,
	2013	2012

Accounts receivable	$2,176,315	$1,520,434
less: Allowance for doubtful accounts	(54,408)	(38,011)
Accounts receivable, net	$2,121,907	$1,482,423

4.	INVENTORY

Inventories consisted of the following as of December 31, 2013 and 2012:

	December 31,	December 31,
	2013	2012

Raw Materials	$2,882,275	$2,343,477
Work in progress	322,652	684,338
Finished goods	1,243,849	1,059,243
Inventories	$4,448,776	$4,087,058

5.	PLANT AND EQUIPMENT

Plant and equipment consisted of the following as of December 31, 2013 and 2012:

	Estimated	December 31,	December 31,
	Useful Lives	2013	2012

Machinery and equipment	10 years	$448,685	$435,106
Electronic equipment	3-5 years	275,665	248,102
Transportation equipment	5 years	40,012	38,801
Moulds	3-5 years	90,000	80,495
Leasehold improvements	20 years	21,335	20,690
Total		875,697	823,194
less: Accumulated depreciation		(517,343)	(428,224)
Property, plant and equipment, net		$358,354	$394,970

Depreciation expenses for the years ended December 31, 2013 and 2012 were $89,122 and $213,289, respectively.

F-14

SHENZHEN JINKE ENERGY DEVELOPMENT CO., LTD

NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2013 AND 2012

6.	SHORT TERM LOANS

Short term bank loans consisted of the following as of December 31, 2013 and 2012:

	Due	Interest		December 31,	December 31,
	Date	Rate	Collateral	2013	2012

Pingan Bank	April 6, 2013	7.87%	Liu, Guangyuan's personal property	-	1,253,749

Zhuhai Huarun Bank	May 30, 2015	8.70%	Guaranteed by Liu, Guangyuan, Huang, Fenxian, and a Company under common control	900,105	-

Pingan Bank	May 20, 2015	8.10%	Real estate of Mr Liu, Guangyuan	1,309,243	-

China Construction Bank-Nonghua Branch	October 13, 2014	7.80%	Guaranteed by Huang, Fenxian	245,483	-

Total				$2,454,831	$1,253,749

7.	DUE TO RELATED PARTIES

	December 31,	December 31,
Due to related parties	2013	2012

Liu, Guangyuan	$4,810,132	$3,640,038
Total due to related parties	$4,810,132	$3,640,038

Mr. Liu, Guangyuan has provided interest free unsecured loans to the Company. There is no due date on these loans.

8.	SUBSEQUENT EVENTS

On June 30, 2014, China Teletech Holdings, Inc. entered into a cooperation agreement (the “Agreement”) with the Company. Pursuant to the Agreement, China Teletech Holdings, Inc. will purchase, in an aggregate, 51% of all the outstanding capital of the Company in exchange for 20 million newly issued shares of China Teletech Holdings, Inc’s common stock. China Teletech Holdings, Inc. filed Form 8-K with the U.S Securities and Exchange Commission on August 8, 2014 detailing the transaction; the Agreement was filed as an exhibit to the Form 8-K. The 20 million shares were issued subsequent to September 30, 2014.

9.	GOING CONCERN

These financial statements have been prepared assuming that Company will continue as a going concern, which contemplates the realization of assets and the discharge of liabilities in the normal course of business for the foreseeable future.

As of December 31, 2013, the Company had accumulated deficits of $ 3,289,028 and working capital deficit of current liabilities exceeding current assets by $2,233,188 due to the substantial losses in operation in prior years and default of its notes payable. Management has taken certain action and continues to implement changes designed to improve the Company's financial results and operating cash flows. The actions involve certain cost-saving initiatives and growing strategies, including (a) reductions in headcount and corporate overhead expenses; and (b) obtainment of new capital from investors and (c) obtainment of new short-term bank loans to finance their working capital, and long-term loans to fund capital expenditure projects. Management believes that these actions will enable the Company to improve future profitability and cash flow in its continuing operations through December 31, 2014. As a result, the financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of the Company's ability to continue as a going concern.

F-15

SHENZHEN JINKE ENERGY DEVELOPMENT CO., LTD.

REVIEWEd Financial statements

SEPTEMBER 30, 2014 AND December 31, 2013

(STATED IN U.S. DOLLARS)

F-16

SHENZHEN JINKE ENERGY DEVELOPMENT CO., LTD.

F-17

REPORT OF INDEPENDENT RESGISTERED PUBLIC ACCOUNTING FIRM

To:	Board of Directors and Stockholders of

Shenzhen Jinke Energy Development Co., Ltd

We have reviewed the accompanying balance sheets of Shenzhen Jinke Energy Development Co., Ltd. ("the Company") as of September 30, 2014 and December 31, 2013, and the related statements of operations, comprehensive loss, and cash flows for the three and nine months period ended September 30, 2014 and 2013. These financial statements are the responsibility of the Company's management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying financial statements for them to be in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 9 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 8. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We have previously audited, in accordance with auditing standards of the Public Company Accounting Oversight Board (United States), the balance sheets of Shenzhen Jinke Energy Development Co., Ltd. as of December 31, 2013, and the related statements of operations, comprehensive loss, and cash flows for the year then ended (not presented herein); and in our report dated December 1, 2014, we expressed an unqualified opinion on those financial statements. In our opinion, the information set forth in the accompanying in balance sheet as of December 31, 2013, is fairly stated, in all material respects, in relation to the balance sheet from which it has been derived.

San Mateo, California	WWC, P.C.
December 2, 2014	Certified Public Accountants

F-18

SHENZHEN JINKE ENERGY DEVELOPMENT CO., LTD.

BALANCE SHEETS

AS OF SEPTEMBER 30, 2014 AND DECEMBER 31, 2013

(STATED IN U.S. DOLLARS)

		(Audited)
	SEPTEMBER 30,	DECEMBER 31,
	2014	2013

ASSETS
Current assets
Cash and equivalents	$308,233	$539,429
Accounts receivable, net	3,632,086	2,121,907
Inventory	4,404,408	4,448,776
Other receivables and prepaid expenses	-	19,639
Advances to suppliers	2,536,490	2,401,558
Total current assets	10,881,217	9,531,309

Non-current assets
Plant and equipment	320,969	358,354
Other assets	130,231	125,049
TOTAL ASSETS	$11,332,417	$10,014,712

LIABILITIES AND EQUITY
Current liabilities
Short-term loans	$2,242,663	$2,454,831
Notes payable	243,768	239,592
Accounts and other payables	3,071,222	2,621,858
Advances from customers	883,860	1,630,534
Taxes payable	9,534	7,550
Due to related parties	7,142,687	4,810,132
Total current liabilities	13,593,734	11,764,497

TOTAL LIABILITIES	$13,593,734	$11,764,497

STOCKHOLDERS' EQUITY

Registered capital	1,240,726	1,240,726
Accumulated other comprehensive income	311,399	298,517
Accumulated deficit	(3,813,442)	(3,289,028)
TOTAL STOCKHOLDERS' EQUITY	(2,261,317)	(1,749,785)

TOTAL LIABILITIES AND EQUITY	$11,332,417	$10,014,712

See Notes to Financial Statements and Accountants’ Report

F-19

SHENZHEN JINKE ENERGY DEVELOPMENT CO., LTD.

STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS and NINE MONTHS ENDED SEPTEMBER 30, 2014 and 2013

(STATED IN U.S. DOLLARS)

	FOR THE THREE MONTHS ENDED		FOR THE NINE MONTHS ENDED
	SEPTEMBER 30,		SEPTEMBER 30,
	2014	2013	2014	2013

Net revenues	$1,217,939	$888,754	$3,275,153	$3,595,616
Cost of sales	1,198,648	827,019	3,146,108	3,247,886
Gross profit	19,291	61,735	129,045	347,730

Selling, general, and administrative expenses	276,011	117,828	531,313	398,262

Loss from operations	(256,720)	(56,093)	(402,268)	(50,532)

Other income and (expenses)
Interest income	-	-	6,117	-
Interest expense	(50,779)	(47,923)	(128,263)	(86,731)
Other income (expense), net	(50,779)	(47,923)	(122,146)	(86,731)

Income (loss) before income taxes	(307,499)	(104,016)	(524,414)	(137,263)

Income taxes	-	-	-	-

Net income (loss)	$(307,499)	$(104,016)	$(524,414)	$(137,263)

See Notes to Financial Statements and Accountants’ Report

F-20

SHENZHEN JINKE ENERGY DEVELOPMENT CO., LTD.

STATEMENTS OF COMPREHENSIVE LOSS

FOR THE THREE MONTHS and NINE MONTHS ENDED SEPTEMBER 30, 2014 AND 2013

(STATED IN U.S. DOLLARS)

	FOR THE THREE MONTHS ENDED		FOR THE NINE MONTHS ENDED
	SEPTEMBER 30,		SEPTEMBER 30,
	2014	2013	2014	2013

Net loss	$(307,499)	$(104,016)	$(524,414)	$(137,263)

Other comprehensive income:
Foreign currency translation (loss) gain	(45,917)	32,398	12,882	32,335

Comprehensive loss	$(353,416)	$(71,618)	$(511,532)	$(104,928)

See Notes to Financial Statements and Accountants’ Report

F-21

SHENZHEN JINKE ENERGY DEVELOPMENT CO., LTD.

STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2014 AND 2013

 (STATED IN U.S. DOLLARS)

	FOR THE NINE MONTHS ENDED
	SEPTEMBER 30,
	2014	2013

Cash flows from operating activities:
Net loss	$(524,414)	$(137,263)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	56,413	-
Changes in operating assets and liabilities:
Accounts receivable	(1,526,917)	(2,394,101)
Inventory	13,297	-
Advances to suppliers	(151,904)	(2,491,083)
Other receivables and prepaid expenses	19,526	487,073
Accounts, taxes, and other payable	470,311	3,708,274
Advances to customers	(736,201)	-
Net cash used in operating activities	(2,379,889)	(827,100)

Cash flows from investing activities:
Purchase of equipment	(21,489)	(26,353)
Increase in deposits	(6,063)	-
Net cash used in investing activities	(27,552)	(26,353)

Cash flows from financing activities:
Proceeds from loans	-	715,745
Repayment of loans	(195,258)	-
Proceeds from issuances of notes	5,858	-
Loan proceeds from (repayments to) related parties	2,369,133	(81,728)
Net cash provided by financing activities	2,179,733	634,017

Effect of exchange rate changes on cash & equivalents	(3,488)	6,677

Net decrease in cash and equivalents	(231,196)	(212,759)

Cash and equivalents, beginning of period	539,429	363,439

Cash and equivalents, end of period	$308,233	$150,680

SUPPLEMENTARY DISCLOSURES:
Interest received	$6,117	$-
Interest paid	$128,263	$86,731
Income tax paid	$-	$-

See Notes to Financial Statements and Accountants’ Report

F-22

SHENZHEN JINKE ENERGY DEVELOPMENT CO., LTD.

NOTES TO FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2014 AND DECEMBER 31, 2013

1.	ORGANIZATION AND PRINCIPAL ACTIVITIES

Shenzhen Jinke Energy Development Co., Ltd (the “Company) was incorporated under the laws of People’s Republic of China on January 6, 2006.

The Company’s primary operations are to manufacture and engage in the research and development of lithium-ion polymer batteries, micro batteries, and smart cards through its manufacturing facilities in Shenzhen, Guangdong Province, China. The products are sold to domestic manufacturers for use in consumer products.

On June 30, 2014, China Teletech Holdings, Inc. entered into a cooperation agreement (the “Agreement”) with the Company. Pursuant to the Agreement, China Teletech Holdings, Inc. will purchase, in an aggregate, 51% of all the outstanding capital of the Company in exchange for 20 million newly issued shares of China Teletech Holdings, Inc’s common stock. China Teletech Holdings, Inc. filed Form 8-K with the U.S Securities and Exchange Commission on August 8, 2014 detailing the transaction; the Agreement was filed as an exhibit to the Form 8-K. The 20 million shares were issued subsequent to September 30, 2014.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Method of Accounting

The Company maintains its general ledger and journals with the accrual method of accounting for financial reporting purposes. The financial statements and notes are representations of management. Accounting policies adopted by the Company conform to generally accepted accounting principles in the United States of America and have been consistently applied in the presentation of financial statements.

(b)	Economic and Political Risks

The Company’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic, legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, restriction on international remittances, and rates and methods of taxation, among other things.

(c)	Use of Estimates

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting years. These accounts and estimates include, but are not limited to, the estimation on useful lives of property, plant and equipment. Actual results could differ from those estimates.

(d)	Cash and Cash Equivalents

The Company considers all cash and other highly liquid investments with initial maturities of three months or less to be cash equivalents.

(e)	Accounts Receivable

Accounts receivable are recognized and carried at the original invoice amount less allowance for any uncollectible amounts. An allowance for doubtful accounts is made when recovery of the full amount is doubtful.

F-23

SHENZHEN JINKE ENERGY DEVELOPMENT CO., LTD.

NOTES TO FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2014 ND DECEMBER 31, 2013

(f)	Inventories

Inventories are stated at the lower of cost or market value. Cost is computed using the first-in, first-out method and includes all costs of purchase and other costs incurred in bringing the inventories to their present location and condition. Market value is determined by reference to the sales proceeds of items sold in the ordinary course of business or estimates based on prevailing market conditions. The inventories are telecommunication products such as mobile phone, rechargeable phone cards, smart chips, and interactive voice response cards.

(g)	Accounting for Impairment of Long-Lived Assets

The Company adopted Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Live Assets” (“SFAS 144”), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with SFAS 144. SFAS 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets.

The long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. It is reasonably possible that these assets could become impaired as a result of technology or other industry changes. Recoverability of assets to be held and used is determined by comparing the carrying amount of an asset to future net undiscounted cash flows to be generated by the assets.

If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. During the reporting periods, there was no impairment loss.

(h)	Revenue Recognition

Revenue from the sale of the products is recognized on the transfer of risks and rewards of ownership, which generally coincides with the time when the goods are delivered to customers and the title has passed.

(i)	Cost of Sales

The Company’s cost of sales is comprised mainly of cost of goods sold.

(j)	Selling Expenses

Selling expenses are comprised of salaries for the sales force, client entertainment, commissions, advertising, and travel and lodging expenses.

(k)	General & Administrative Expenses

General and administrative expenses include executive compensation, general overhead such as the finance department and administrative staff, depreciation, office rental and utilities.

(l)	Advertising

The Company expensed all advertising costs as incurred.

F-24

SHENZHEN JINKE ENERGY DEVELOPMENT CO., LTD.

NOTES TO FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2014 AND DECEMBER 31, 2013

(m)	Foreign Currency Translation

The Company maintains its financial statements in the functional currency, which is the Renminbi (RMB). Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet dates. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchanges rates prevailing at the dates of the transaction. Exchange gains or losses arising from foreign currency transactions are included in the determination of net income for the respective periods.

For financial reporting purposes, the financial statements of the Company, which are prepared using the functional currency, have been translated into United States dollars. Assets and liabilities are translated at the exchange rates at the balance sheet dates and revenue and expenses are translated at the average exchange rates and stockholders’ equity is translated at historical exchange rates. Translation adjustments are not included in determining net income but are included in foreign exchange adjustment to other comprehensive income, a component of stockholders’ equity.

Exchange Rates	9/30/2014	12/31/2013	9/30/2013
Period end RMB : US$ exchange rate	6.1534	6.1140	6.1439
Average period RMB : US$ exchange rate	6.1457	6.1982	6.2173

RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into US$ at the rates used in translation.

(n)	Income Taxes

The Company uses the accrual method of accounting to determine and report its taxable reduction of income taxes for the year in which they are available. The Company has implemented Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes. Income tax liabilities computed according to the United States, People’s Republic of China (PRC), and British Virgin Islands (BVI) tax laws are provided for the tax effects of transactions reported in the financial statements and consists of taxes currently due plus deferred taxes related primarily to differences between the basis of fixed assets and intangible assets for financial and tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will be either taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes also are recognized for operating losses that are available to offset future income taxes. A valuation allowance is created to evaluate deferred tax assets if it is more likely than not that these items will either expire before the Company is able to realize that tax benefit, or that future realization is uncertain.

(o)	Statutory Reserve

Statutory reserve refers to the amount appropriated from the net income in accordance with PRC laws or regulations, which can be used to recover losses and increase capital, as approved, and, are to be used to expand production or operations. PRC laws prescribe that an enterprise operating at a profit, must appropriate, on an annual basis, from its earnings, an amount to the statutory reserve to be used for future company development. Such an appropriation is made until the reserve reaches a maximum equal to 50% of the enterprise’s registered capital.

F-25

SHENZHEN JINKE ENERGY DEVELOPMENT CO., LTD.

NOTES TO FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2014 AND DECEMBER 31, 2013

(p)	Fair Value of Financial Instruments

For certain of the Company’s financial instruments, including cash and equivalents, accounts and other receivables, accounts and other payables, accrued liabilities and short-term debt, the carrying amounts approximate their fair values due to their short maturities. ASC Topic 820, “Fair Value Measurements and Disclosures,” requires disclosure of the fair value of financial instruments held by the Company. ASC Topic 825, “Financial Instruments,” defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

●	Level 1 inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.

●	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

●	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The Company analyzes all financial instruments with features of both liabilities and equity under ASC 480, “Distinguishing Liabilities from Equity,” and ASC 815.

As of September 30, 2014, the Company did not identify any assets and liabilities that were required to be presented on the balance sheet at fair value.

The Company's financial instruments include cash and equivalents, accounts receivable, accounts payable, and notes payable. Cash and cash equivalents consist deposits financial institutions with original maturities of three months or less. Management estimates the carrying amounts of the non-related party financial instruments approximate their fair values due to their short-term nature.

(q)	Other Comprehensive Income (Loss)

The Company’s functional currency is the Renminbi (“RMB”). For financial reporting purposes, RMB were translated into United States Dollars ("USD" or “$”) as the reporting currency. Assets and liabilities are translated at the exchange rate in effect at the balance sheet date. Revenues and expenses are translated at the average rate of exchange prevailing during the reporting period. Translation adjustments arising from the use of different exchange rates from period to period are included as a component of stockholders' equity as "Accumulated other comprehensive income (loss)". Gains and losses resulting from foreign currency transactions are included in income.

The Company uses FASB ASC Topic 220, “Reporting Comprehensive Income”. Comprehensive income (loss) is comprised of net income (loss) and all changes to the statements of stockholders’ equity, except the changes in paid-in capital and distributions to stockholders due to investments by stockholders. Comprehensive loss for the three and nine month period ended September 30, 2014 and 2013 included net loss and foreign currency translation adjustments.

(r)	Goodwill

Goodwill represents the excess of the purchase price over the fair value of the net tangible and identifiable assets acquired in a business combination. In accordance with Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets", goodwill is no longer subject to amortization. Rather, goodwill is subject to at least an annual assessment for impairment, applying a fair-value based test. Fair value is generally determined using a discounted cash flow analysis.

F-26

SHENZHEN JINKE ENERGY DEVELOPMENT CO., LTD.

NOTES TO FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2014 AND DECEMBER 31, 2013

(s)	Recent Accounting Pronouncements

In April 2014, the Financial Accounting Standards Board (“FASB”) has issued Accounting Standards Update (ASU) No. 2014-08, Presentation of Financial Statements (Topic 205) and Property, Plant, and Equipment (Topic 360): Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity. Under the new guidance, only disposals representing a strategic shift in operations should be presented as discontinued operations. The new guidance also requires disclosure of the pre-tax income attributable to a disposal of a significant part of an organization that does not qualify for discontinued operations reporting. The amendments in the ASU are effective in the first quarter of 2015 for public organizations with calendar year ends. Early adoption is permitted. The Company does not expect the adoption of this guidance will have a significant impact on the Company’s financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers: Topic 606. This Update affects any entity that either enters into contracts with customers to transfer goods or services or enters into contracts for the transfer of nonfinancial assets, unless those contracts are within the scope of other standards. The guidance in this Update supersedes the revenue recognition requirements in Topic 605, Revenue Recognition and most industry-specific guidance. The core principle of the guidance is that an entity should recognize revenue to illustrate the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The new guidance also includes a cohesive set of disclosure requirements that will provide users of financial statements with comprehensive information about the nature, amount, timing, and uncertainty of revenue and cash flows arising from a reporting organization’s contracts with customers. This ASU is effective retrospectively for the Company for fiscal years, and interim periods within those years beginning after December 15, 2016. Management is evaluating the effect, if any, on the Company’s financial position and results of operations.

In June 2014, the FASB issued ASU No. 2014-12, Compensation-Stock Compensation: Topic 718. This amendment requires that a performance target that affects vesting and that could be achieved after the requisite service period be treated as a performance condition. This ASU is effective for annual periods and interim periods within those annual periods beginning after December 15, 2015. Earlier adoption is permitted. The Company does not expect the adoption of this guidance will have a significant impact on the Company’s financial statements.

In August 2014, the FASB issued ASU No. 2014-15, “Disclosure of Uncertainties About an Entity’s Ability to Continue as a Going Concern” (“ASU 2014-15”), which requires management to perform interim and annual assessments of an entity’s ability to continue as a going concern within one year of the date the financial statements are issued and provides guidance on determining when and how to disclose going concern uncertainties in the financial statements. Certain disclosures will be required if conditions give rise to substantial doubt about an entity’s ability to continue as a going concern. ASU 2014-15 applies to all entities and is effective for annual and interim reporting periods ending after December 15, 2016, with early adoption permitted. The Company does not expect that the adoption of this standard will have a material effect on the Company’s financial statements.

In November 2014, FASB issued Accounting Standards Update No. 2014-16, Derivatives and Hedging (Topic 815): Determining Whether the Host Contract in a Hybrid Financial Instrument Issued in the Form of a Share Is More Akin to Debt or to Equity (a consensus of the FASB Emerging Issues Task Force).The amendments permit the use of the Fed Funds Effective Swap Rate (also referred to as the Overnight Index Swap Rate, or OIS) as a benchmark interest rate for hedge accounting purposes. Public business entities are required to implement the new requirements in fiscal years (and interim periods within those fiscal years) beginning after December 15, 2015. All other types of entities are required to implement the new requirements in fiscal years beginning after December 15, 2015, and interim periods beginning after December 15, 2016. The Company does not expect the adoption of ASU 2014-16 to have material impact on the Company's financial statement.

F-27

SHENZHEN JINKE ENERGY DEVELOPMENT CO., LTD.

NOTES TO FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2014 AND DECEMBER 31, 2013

3.	ACCOUNTS RECEIVABLE

	September 30,	December 31,
	2014	2013

Accounts receivable	$3,725,216	$2,176,315
less: Allowance for doubtful accounts	(93,130)	(54,408)
Accounts receivable, net	$3,632,086	$2,121,907

4.	INVENTORY

Inventories consisted of the following as of September 30, 2014 and December 31, 2013:

	September 30,	December 31,
	2014	2013

Raw materials	$2,848,854	$2,882,276
Work in progress	320,397	322,652
Finished goods	1,235,157	1,243,848
Inventories	$4,404,408	$4,448,776

5.	PLANT AND EQUIPMENT

Plant and equipment consisted of the following as of September 30, 2014 and December 31, 2013:

	Estimated	September 30,	December 31,
	Useful Lives	2014	2013

Machinery and equipment	10 years	$445,550	$448,685
Electronic equipment	3-5 years	281,073	275,665
Transportation equipment	5 years	53,861	40,012
Moulds	3-5 years	89,372	90,000
Leasehold improvements	20 years	21,186	21,335
Total		891,042	875,697
less: Accumulated depreciation		(570,073)	(517,343)
Property, plant and equipment, net		$320,969	$358,354

Depreciation expenses for the years ended September 30, 2014 and 2013 were $52,728 and $0, respectively.

F-28

SHENZHEN JINKE ENERGY DEVELOPMENT CO., LTD.

NOTES TO FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2014 AND DECEMBER 31, 2013

6.	SHORT TERM LOANS

Short term bank loans consisted of the following as of September 30, 2014 and December 31, 2013:

	Due	Interest		September 30,	December 31,
	Date	Rate	Collateral	2014	2013

Zhuhai Huarun Bank	May 30, 2015	8.70%	Guaranteed by Liu, Guangyuan, Huang, Fenxian, and a Company under common control	1,007,573	900,105

Pingan Bank	May 20, 2015	8.10%	Real estate of Liu, Guangyuan	617,545	1,309,243

Pingan Bank	June 18, 2015	8.10%	Real estate of Liu, Guangyuan	373,777	-

China Construction Bank-Nonghua Branch	October 13, 2014	7.80%	Guaranteed by Huang, Fenxian	243,768	245,483

Total				$2,242,663	$2,454,831

7.	DUE TO RELATED PARTIES

	September 30,	December 31,
Due to related parties	2014	2013

Liu, Guangyuan	$7,142,687	$4,810,132
Total due to related parties	$7,142,687	$4,810,132

Mr. Liu, Guangyuan has provided interest free unsecured loans to the Company. There is no due date on these loans.

8.	GOING CONCERN

These financial statements have been prepared assuming that Company will continue as a going concern, which contemplates the realization of assets and the discharge of liabilities in the normal course of business for the foreseeable future.

As of September 30, 2014, the Company had accumulated deficits of $ 3,813,442 and working capital deficit of current liabilities exceeding current assets by $2,712,517 due to the substantial losses in operation in prior years and default of its notes payable. Management has taken certain action and continues to implement changes designed to improve the Company's financial results and operating cash flows. The actions involve certain cost-saving initiatives and growing strategies, including (a) reductions in headcount and corporate overhead expenses; and (b) obtainment of new capital from investors and (c) obtainment of new short-term bank loans to finance their working capital, and long-term loans to fund capital expenditure projects. Management believes that these actions will enable the Company to improve future profitability and cash flow in its continuing operations through December 31, 2014. As a result, the financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of the Company's ability to continue as a going concern.

F-29

Item 9.01 (d) Exhibits:

Exhibit No.	Exhibit Description

2.1	Share Exchange Agreement dated as of January 28, 2015 by and among the Company, Jinke and Guangyuan Liu.

21.1	List of Subsidiaries.

40

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA TELETECH HOLDING, INC.

Date: January 28, 2015

	By:	/s/ Yankuan Li
	Name:	Yankuan Li
	Title:	Chief Executive Officer
(principal executive officer and duly authorized officer)

41